Exhibit 4.1

Execution Version

FIRST MORTGAGE AND DEED OF TRUST

ITC GREAT PLAINS, LLC

TO

WELLS FARGO BANK, NATIONAL ASSOCIATION

Trustee

Dated as of November 12, 2014

This is a future advance mortgage and secures future advances and Securities delivered hereunder in an unlimited amount

*                                         This Instrument Contains After-Acquired Property Provisions

A POWER OF SALE HAS BEEN GRANTED IN THIS INDENTURE. A POWER OF SALE MAY ALLOW LENDER TO TAKE THE PROPERTY, OR ANY PART THEREOF, AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY BORROWER UNDER THIS INDENTURE.

This Indenture serves as a Fixture Filing under the Oklahoma Uniform Commercial Code

i

“Person”	14
“Place of Payment”	15
“Predecessor Security”	15
“Prepaid Lien”	15
“Property”	15
“Purchase Money Lien”	15
“Redemption Date”	16
“Redemption Price”	16
“Regular Record Date”	16
“Responsible Officer”	16
“Revolving Credit Agreement”	16
“Securities”	16
“Security Register” and “Security Registrar”	16
“Sole Member”	16
“Special Record Date”	17
“Stated Interest Rate”	17
“Stated Maturity”	17
“Subsidiary”	17
“Successor Person”	17
“Term Loan Credit Agreement”	17
“Tranche”	17
“Trust Indenture Act”	17
“Trustee”	17
“United States”	18
SECTION 1.02 [Reserved]	18
SECTION 1.03 [Reserved]	18
SECTION 1.04 [Reserved]	18
SECTION 1.05 Compliance Certificates and Opinions	18
SECTION 1.06 Content and Form of Documents Delivered to Trustee	18
SECTION 1.07 Acts of Holders	20
SECTION 1.08 Notices, Etc. to Trustee and Company	21
SECTION 1.09 Notice to Holders of Securities; Waiver	22
SECTION 1.10 Conflict with Trust Indenture Act	22
SECTION 1.11 Effect of Headings and Table of Contents	22
SECTION 1.12 Successors and Assigns	22
SECTION 1.13 Separability Clause	23
SECTION 1.14 Benefits of Indenture	23
SECTION 1.15 Governing Law	23
SECTION 1.16 Submission to Jurisdiction	23
SECTION 1.17 Waiver of Jury Trial	23
SECTION 1.18 Legal Holidays	23
SECTION 1.19 Investment of Cash Held by Trustee	24
SECTION 1.20 Counterparts; Facsimile and PDF Signatures	24
SECTION 1.21 Interpretation of Indebtedness	25

v

FIRST MORTGAGE AND DEED OF TRUST, dated as of November 12, 2014, between ITC GREAT PLAINS, LLC, a limited liability company organized and existing under the laws of the State of Michigan (herein called the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Trustee (herein called the “Trustee”).

Recital of the Company

The Company has duly authorized the execution and delivery of this Indenture, as originally executed and delivered, to provide for the issuance from time to time of its bonds, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as contemplated herein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities; and all acts necessary to make this Indenture a valid agreement of the Company have been performed.  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, capitalized terms used herein shall have the meanings assigned to them in Article I of this Indenture.

Granting Clauses

NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, in consideration of the premises and of the purchase of the Securities by the Holders thereof, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants therein and herein contained and to declare the terms and conditions on which such Securities are secured, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in, the following (subject, however, to the terms and conditions set forth in this Indenture):

Granting Clause First

All right, title and interest of the Company, as of the date of the execution and delivery of this Indenture, as originally executed and delivered, in and to all property, real, personal and mixed, located in the States of Kansas and Oklahoma, or wherever else situated (other than Excepted Property) from time to time, including without limitation all right, title and interest of the Company in and to the following property and interests so located (other than Excepted Property):

(a) all real property owned in fee, easements, easement estates and other interests in real property which are specifically described or referred to in Exhibit A attached hereto and incorporated herein by this reference;

(b) all licenses, permits to use the real property of others, franchises to use public roads, streets and other public properties, rights of way and other rights or interests relating to the occupancy or use of real property;

(c) all facilities, machinery, equipment and fixtures for the transmission and distribution of electric energy including, but not limited to, all plants, air and water pollution control and sewage and solid waste disposal facilities, switchyards, towers, substations, transformers, poles, lines, cables, conduits, ducts, conductors, meters, regulators and all other property used or to be used for any or all of such purposes;

(d) all buildings, offices, warehouses, structures or improvements in addition to those referred to or otherwise included in clauses (a) and (c) above;

(e) all computers, data processing, data storage, data transmission and/or telecommunications facilities, equipment and apparatus necessary for the operation or maintenance of any facilities, machinery, equipment or fixtures described or referred to in clause (c) above;

(f) all of the foregoing property in the process of construction; and

(g) (except as hereinbefore or hereinafter expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described;

Granting Clause Second

Subject to the applicable exceptions permitted by Section 8.10(d), Section 13.03 and Section 13.05, all right, title and interest of the Company in all property of every kind and description and wheresoever situated, real, personal and mixed (other than Excepted Property) which may be hereafter acquired by the Company, it being the intention of the Company that all such property acquired by the Company after the date of the execution and delivery of this Indenture, as originally executed and delivered, shall be as fully embraced within and subjected to the Lien hereof as if such property were owned by the Company as of the date of the execution and delivery of this Indenture, as originally executed and delivered;

Granting Clause Third

Any Excepted Property, which may, from time to time after the date of the execution and delivery of this Indenture, as originally executed and delivered, by delivery or by an instrument supplemental to this Indenture, be subjected to the Lien hereof by the Company, the Trustee being hereby authorized to receive the same at any time as additional security hereunder; it being understood that any such subjection to the Lien hereof of any Excepted Property as additional security may be made subject to such reservations, limitations or conditions respecting the use and disposition of such property or the proceeds thereof as shall be set forth in such instrument; and

Granting Clause Fourth

All tenements, hereditaments, servitudes and appurtenances belonging or in any way appertaining to the aforesaid property, with the reversions and remainders thereof;

Excepted Property

Expressly excepting and excluding, however, from the Lien of this Indenture all right, title and interest of the Company in and to the following property, whether now owned or hereafter acquired (herein sometimes called “Excepted Property”):

(a)           all cash on hand or in banks or other financial institutions, deposit accounts, other cash equivalents, shares of stock, interests in general or limited partnerships, bonds, membership interests in limited liability companies, notes, other evidences of indebtedness and other securities, of whatsoever kind and nature, not hereafter paid or delivered to, deposited with or held by the Trustee hereunder or required to be so;

(b)           all contracts, leases, operating agreements and other agreements of whatsoever kind and nature; all contract rights, bills, notes, chattel paper and other instruments (except to the extent that any of the same constitute securities, in which case they may be separately excepted from the Lien of this Indenture under clause (a) above); all revenues, income and earnings, all accounts, accounts receivable and unbilled revenues, and all rents, tolls, issues, product and profits, claims, credits, demands and judgments; all governmental and other licenses, permits, franchises, consents and allowances (except to the extent that any of the same are specifically described in clause (b) of Granting Clause First of this Indenture, in which case they are included within the Lien of this Indenture); and all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights, domain names, claims, credits, choses in action and other intangible property and general intangibles including, but not limited to, computer software;

(c)           all automobiles, buses, trucks, truck cranes, tractors, trailers and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; all parts, accessories and supplies used in connection with any of the foregoing; and all personal property of such character that the perfection of a security interest therein or other Lien thereon is not governed by the Uniform Commercial Code as in effect in the jurisdiction in which such property is located;

(d)           all goods, stock in trade, wares, merchandise and inventory held in the ordinary course of business; all materials, supplies, inventory and other items of personal property which are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the Mortgaged Property; all fuel, including nuclear fuel, whether or not any such fuel is in a form consumable in the operation of the Mortgaged Property, including separate components of any fuel in the forms in which such components exist at any time before, during or after the period of the use thereof as fuel; all hand and other portable tools and equipment; all furniture and furnishings; and computers and data processing, data storage, data transmission, telecommunications and other facilities, equipment and apparatus, which, in any case, are used primarily for administrative or clerical purposes or are otherwise not necessary for the operation or maintenance of transmission or other electric utility facilities, machinery, equipment or fixtures described or referred to in clause (c) of Granting Clause First of this Indenture;

(e)           all coal, ore, gas, oil and other minerals and all timber, and all rights and interests in any of the foregoing, whether or not such minerals or timber shall have been mined or extracted or otherwise separated from the land; and all electric energy, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by the Company;

(f)            the last day of the term of each leasehold estate (oral or written) and any agreement therefore, now or hereafter enjoyed by the Company and whether falling within a general or specific description of property herein; provided, however, that the Company covenants and agrees that it will hold each such last day in trust for the use and benefit of the Holders and that it will dispose of each such last day from time to time in accordance with such written order as the Trustee in its discretion may give;

(g)           all permits, licenses, franchises and rights not specifically subjected or required to be subjected to the Lien hereof by the express provisions of this Indenture, whether now owed or hereafter acquired by the Company, which by their terms or by reason of applicable law would become void or voidable if mortgaged or pledged hereunder by the Company or which cannot be granted, conveyed, mortgaged, transferred or assigned by this Indenture without the consent of other parties whose consent is not secured, or without subjecting the Trustee to a liability not otherwise contemplated by the provisions of this Indenture, or which otherwise may not be, or are not, hereby lawfully and effectively granted, conveyed, mortgaged, transferred and assigned by the Company; and

(h)           all real or personal property, which meets all the following conditions:

(1)           not described in the Granting Clauses of this Indenture,

(2)           not subjected or required to be subjected to the Lien hereof by the express provisions of this Indenture, and

(3)           not part of or used or for use in connection with any property specifically subjected or required to be subjected to the Lien hereof by the express provisions of this Indenture;

provided, however, that, subject to the provisions of Section 13.03 (x) if, at any time after the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 11.14 or any receiver appointed pursuant to Section 10.08 or otherwise, shall have entered into possession of all or substantially all of the Mortgaged Property, all the Excepted Property, then owned or held or thereafter acquired by the Company, to the extent that the same is used in connection with, or otherwise relates or is attributable to, the Mortgaged Property, shall immediately, upon demand of the Trustee or such other trustee or receiver, become subject to the Lien of this Indenture to the extent not prohibited by law or by the terms of any other Lien on such Excepted Property, and the Trustee or such other trustee or receiver may, to the extent not prohibited by law or by the terms of any such other Lien (and subject to the rights of the holders of all such other Liens), at the same time likewise take possession thereof, and (y) whenever all Events of Default shall have been cured and the possession of all or substantially all of the Mortgaged Property shall have been restored to the Company, such

Excepted Property shall again be excepted and excluded from the Lien hereof to the extent set forth above; it being understood that the Company may, however, pursuant to Granting Clause Third, subject to the Lien of this Indenture any Excepted Property, whereupon the same shall cease to be Excepted Property;

TO HAVE AND TO HOLD all such property, real, personal and mixed, unto the Trustee, its successors in trust and their assigns forever;

SUBJECT, HOWEVER, to (a) Liens existing at the date of the execution and delivery of this Indenture, as originally executed and delivered, which Liens do not in the aggregate materially and adversely impair the use of the Mortgaged Property in the operation of the business of the Company, or materially and adversely affect the security afforded by this Indenture, (b) as to property acquired by the Company after the date of the execution and delivery of this Indenture, as originally executed and delivered, Liens existing or placed thereon at the time of the acquisition thereof (including, but not limited to, Purchase Money Liens), and (c) Permitted Liens;

IN TRUST, NEVERTHELESS, for the equal and ratable benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security;

PROVIDED, HOWEVER, that the right, title and interest of the Trustee in and to the Mortgaged Property shall cease, terminate and become void in accordance with, and subject to the conditions set forth in, Article IX hereof, and if, thereafter, the principal of and premium, if any, and interest, if any, on the Securities shall have been paid to the Holders thereof, or shall have been paid to the Company pursuant to Section 6.03 hereof, then and in that case this Indenture shall terminate, and, upon request of the Company, the Trustee shall execute and deliver to the Company such instruments as the Company shall require to evidence such termination; otherwise this Indenture, and the estate and rights hereby granted, shall be and remain in full force and effect; and

IT IS HEREBY COVENANTED AND AGREED by and between the Company and the Trustee that all the Securities are to be authenticated and delivered, and that the Mortgaged Property is to be held, subject to the further covenants, conditions and trusts hereinafter set forth, and the Company hereby covenants and agrees to and with the Trustee, for the equal and ratable benefit of all Holders of the Securities, as follows:

ARTICLE I

Definitions and Other Provisions of General Application

SECTION 1.01  General Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)           references to an agreement or other document are to it as amended, supplemented, restated and otherwise modified from time to time and to any successor document (whether or not already so stated);

(b)           references to a statute, regulation or other government rule are to it as amended from time to time and, as applicable, are to corresponding provisions of successor governmental rules (whether or not already so stated);

(c)           the word “including” and correlative words shall be deemed to be followed by the phrase “without limitation” unless actually followed by such phrase or a phrase of like import;

(d)           the word “or” is always used inclusively herein (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”), unless used in an “either … or” construction;

(e)           references to a Person are references to such Person’s successors and assigns (whether or not already so stated);

(f)            the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(g)           all terms used herein without definition which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(h)           all terms used herein without definition which are defined in the Uniform Commercial Code as in effect in any jurisdiction in which any portion of the Mortgaged Property is located shall have the meanings assigned to them therein with respect to such portion of the Mortgaged Property;

(i)            all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States; and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation or, at the election of the Company from time to time, at the date of the execution and delivery of this Indenture, as originally executed and delivered; provided, however, that in determining generally accepted accounting principles applicable to the Company, effect shall be given, to the extent required, to any order, rule or regulation of any administrative agency, regulatory authority or other governmental body having jurisdiction over the Company;

(j)            the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(k)           references to Articles, Sections and other subdivisions herein are references to Articles, Sections and subdivisions of this Indenture.

“Act”, when used with respect to any Holder of a Security, has the meaning specified in Section 1.07.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct generally the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person (other than the Company or an Affiliate of the Company) authorized by the Trustee to act on behalf of the Trustee to authenticate the Securities of one or more series.

“Authorized Officer” means the Sole Member or any other duly authorized officer or agent of the Company, named in an Officer’s Certificate signed by any such Authorized Officer.

“Board Resolution” means a copy of a resolution duly adopted by the Sole Member and in full force and effect and delivered to the Trustee.

“Business Day”, when used with respect to a Place of Payment or any other particular location specified in the Securities or this Indenture, means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in such Place of Payment, New York, New York, Detroit, Michigan or such other location are generally authorized or required by law, regulation or executive order to remain closed, except as may be otherwise specified as contemplated by Section 3.01.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the date of the execution and delivery of this Indenture, as originally executed and delivered, such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body, if any, performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Order” or “Company Request” means a written request or order signed in the name of the Company by an Authorized Officer of the Company, and delivered to the Trustee.

“Corporate Trust Office” means the designated corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution and delivery of this Indenture, as originally executed and delivered, is located at 150 East 42nd Street, 40th Floor, New York, New York 10017, Attn: Corporate Trust Services- ITC Administrator.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 10.02.  “Interest” with respect to a Discount Security means interest, if any, borne by such Security at a Stated Interest Rate.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“Eligible Obligations” means:

(a)           with respect to Securities denominated in Dollars, Government Obligations; or

(b)           with respect to Securities denominated in a currency other than Dollars or in a composite currency, such other obligations or instruments as shall be specified with respect to such Securities as contemplated by Section 3.01.

“Event of Default” has the meaning specified in Section 10.01.

“Excepted Property” has the meaning specified in the granting clauses of this Indenture.

“GAAP” means accounting principles generally accepted in the United States of America.

“Governmental Authority” means the government of the United States or of any State or Territory thereof or of the District of Columbia or of any county, municipality or other political subdivision of any thereof, or any department, agency, authority or other instrumentality of any of the foregoing.

“Government Obligations” means:

(a)           direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States entitled to the benefit of the full faith and credit thereof; and

(b)           certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (a) above or in any specific interest or principal payments due in respect thereof; provided, however, that the custodian of such obligations or specific interest or principal payments shall be a bank or trust company (which may include the Trustee or any Paying Agent) subject to Federal or State supervision or examination with a combined capital and surplus of at least Fifty Million Dollars ($50,000,000); and provided, further, that except as may be otherwise required by law, such custodian shall be obligated to pay to the holders of such certificates, depositary receipts or other instruments the full amount received by such custodian in respect of such obligations or specific payments and shall not be permitted to make any deduction therefrom.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed and delivered and as it may from time to time be supplemented or amended by one or more indentures or other instruments supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 3.01.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Investment Securities” means any of the following obligations or securities on which neither the Company, any other obligor on the Securities nor any Affiliate of either is the obligor:

(a)           Government Obligations;

(b)           interest-bearing deposit accounts (which may be represented by certificates of deposit) in any national or state bank (which may include the Trustee or any Paying Agent) or savings and loan association which has outstanding securities rated investment grade by a nationally recognized rating organization;

(c)           bankers’ acceptances drawn on and accepted by any commercial bank (which may include the Trustee or any Paying Agent) which has outstanding securities rated investment grade by a nationally recognized rating organization;

(d)           direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any State or Territory of the United States or the District of Columbia, or any political subdivision of any of the foregoing, which are rated investment grade by a nationally recognized rating organization;

(e)           bonds or other obligations of any agency or instrumentality of the United States;

(f)            corporate debt securities which are rated investment grade by a nationally recognized rating organization;

(g)           repurchase agreements with respect to any of the foregoing obligations or securities with any banking or financial institution (which may include the

Trustee or any Paying Agent) which has outstanding securities rated investment grade by a nationally recognized rating organization; or

(h)                                 securities issued by any regulated investment company (including any investment company for which the Trustee or any Paying Agent is the advisor), as defined in Section 851 of the Code, or any successor Section of the Code or successor federal statute, provided that the portfolio of such investment company is limited to obligations or securities of the character and investment quality contemplated in clauses (a) through (f) above and repurchase agreements which are fully collateralized by any of such obligations or securities; and

(i) any other obligations or securities which may lawfully be purchased by the Trustee in its capacity as such.

“Lien” with respect to any Person, means any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such Property (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in such Security or in this Indenture, whether at the Stated Maturity, by declaration of acceleration, upon call for redemption or otherwise.

“Mortgaged Property” means, as of any particular time, all property which at such time is subject to the Lien of this Indenture.

“Net Tangible Assets” means, at any date, the gross book value as shown by the Company’s books of all its real and personal property (including any regulatory or intangible assets includible in the Company’s transmission rates), exclusive of licenses, patents, patent applications, copyrights, trademarks, trade names, good will, experimental or organizational expense and other like intangibles, treasury stock and unamortized debt discount and expense, less the sum of: (i) all reserves for depreciation, obsolescence, depletion and amortization of its properties as shown by the Company’s books and all other proper reserves which in accordance with GAAP should be provided in connection with the Company’s business; and (ii) all indebtedness and other liabilities of the Company other than (a) Outstanding Securities (b) reserves which have been deducted pursuant to clause (i) above and (c) capital stock and surplus.

“Notice of Default” has the meaning specified in Section 10.01.

“Officer’s Certificate” means a certificate signed by an Authorized Officer and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may (except as otherwise expressly provided herein) be an employee of or counsel to the Company.  Such counsel shall be reasonably acceptable to the Trustee.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a)                                 Securities theretofore canceled or delivered to the Securities Registrar or the Trustee for cancellation;

(b)                                 Securities deemed to have been paid for all purposes of this Indenture in accordance with Section 9.01 (whether or not the Company’s indebtedness in respect thereof shall be satisfied and discharged for any other purpose); and

(c)                                  Securities which have been paid or in exchange for which or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it and the Company that such Securities are held by a bona fide purchaser or purchasers in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether or not the Holders of the requisite principal amount of the Securities Outstanding under this Indenture, or the Outstanding Securities of any series or Tranche, have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether or not a quorum is present at a meeting of Holders of Securities,

(x)                             Securities owned by the Company or any other obligor of the Securities or any Affiliate of the Company or of such other obligor (unless the Company, such obligor or such Affiliate owns all Securities Outstanding under this Indenture, or all Outstanding Securities of each such series and each such Tranche, as the case may be, determined without regard to this clause (x)) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded; provided, however, that Securities so owned which have been pledged in good faith may be regarded as Outstanding if it is established to the reasonable satisfaction of the Trustee that the pledgee, and not the Company, any such other obligor or Affiliate of either thereof, has the right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor; and

(y)                             the principal amount of a Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 10.02; and

provided, further, that, in the case of any Security the principal of which is payable from time to time without presentment or surrender, the principal amount of such Security that shall be deemed to be Outstanding at any time for all purposes of this Indenture shall be the original principal amount thereof less the aggregate amount of principal thereof theretofore paid.

“Paying Agent” means any Person, including the Company, authorized by the Company to pay the principal of and premium, if any, or interest, if any, on any Securities on behalf of the Company.  The Trustee shall initially serve as the Paying Agent.

“Periodic Offering” means an offering of Securities of a series from time to time any or all of the specific terms of which Securities, including without limitation the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents from time to time subsequent to the initial request for the authentication and delivery of such Securities by the Trustee, all as contemplated in Article VII.

“Permitted Liens” means, as of any particular time, any of the following:

(a)                                 Liens for taxes, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith by appropriate proceedings;

(b)                                 (i) mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ Liens, other Liens incident to construction, (ii) Liens or privileges of any employees of the Company for salary or wages earned, but not yet payable, and (iii) other similar Liens, including without limitation Liens for worker’s compensation awards, in the case of each of clauses (i), (ii) and (iii) arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings;

(c)                                  Liens in respect of attachments, judgments or awards arising out of judicial or administrative proceedings (i) in an amount not exceeding the greater of (A) Fifty Million Dollars ($50,000,000) and (B) ten percentum (10%) of the aggregate principal amount of the Securities then Outstanding or (ii) with respect to which the Company shall (X) in good faith be prosecuting an appeal or other proceeding for review and with respect to which the Company shall have secured a stay of execution pending such appeal or other proceeding or (Y) have the right to prosecute an appeal or other proceeding for review;

(d)                                 easements, leases, reservations or other rights of others in, on, over and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, exceptions and limitations in title to, the Mortgaged Property or any part thereof; provided, however, that such easements, leases, reservations, rights, laws, regulations, restrictions, defects, irregularities, exceptions and limitations do not in the aggregate materially impair the use by the Company of the Mortgaged Property considered as a whole for the purposes for which it is held by the Company;

(e)                                  (i) defects, irregularities, exceptions and limitations in title to real property subject to rights-of-way in favor of the Company or used or to be used by the Company primarily for right-of-way purposes or real property held under lease, easement, license or similar right; provided, however, that (x) the Company shall have obtained from the apparent owner or owners of such real property a sufficient right, by the terms of the instrument granting such right-of-way, lease, easement, license or similar right, to the use thereof for the purposes for which the Company acquired the same, (y) the Company has power under eminent domain or similar statutes to remove such defects, irregularities, exceptions or limitations or (z) such defects, irregularities, exceptions and limitations may be otherwise remedied without undue effort or expense; and (ii) defects, irregularities, exceptions and limitations in title to flood lands, flooding rights and/or water rights;

(f)                                   Liens securing indebtedness or other obligations neither created, assumed nor guaranteed by the Company nor on account of which it customarily pays interest upon real property or rights in or relating to real property acquired by the Company for the purpose of the transmission or distribution of electric energy, gas or water, for the purpose of telephonic, telegraphic, radio, wireless or other electronic communication or otherwise for the purpose of obtaining rights-of-way;

(g)                                  leases existing at the date of the execution and delivery of this Indenture, as originally executed and delivered, affecting properties owned by the Company at said date and renewals and extensions thereof; and leases affecting such properties entered into after such date or affecting properties acquired by the Company after such date which, in either case, (i) have respective terms of not more than ten (10) years (including extensions or renewals at the option of the tenant) or (ii) do not materially impair the use by the Company of such properties for the respective purposes for which they are held by the Company;

(h)                                 Liens vested in lessors, licensors, franchisors or permitters for rent or other amounts to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases, subleases, licenses, franchises or permits, so long as the payment of such rent or other amounts or the performance of such other obligations or acts is not delinquent or is being contested in good faith and by appropriate proceedings;

(i)                                     controls, restrictions, obligations, duties and/or other burdens imposed by federal, state, municipal or other law, or by rules, regulations or orders of Governmental Authorities, upon the Mortgaged Property or any part thereof or the operation or use thereof or upon the Company with respect to the Mortgaged Property or any part thereof or the operation or use thereof or with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in Governmental Authorities to impose any such controls, restrictions, obligations, duties and/or other burdens;

(j)                                    rights which Governmental Authorities may have by virtue of franchises, grants, licenses, permits or contracts, or by virtue of law, to purchase, recapture or designate a purchaser of or order the sale of the Mortgaged Property or any part thereof, to terminate franchises, grants, licenses, permits, contracts or other rights or to regulate the property and business of the Company;

(k)                                 Liens required by law or governmental regulations (i) as a condition to the transaction of any business or the exercise of any privilege or license, (ii) to enable the Company to maintain self-insurance or to participate in any funds established to cover any insurance risks, (iii) in connection with workmen’s compensation, unemployment insurance, social security, any pension or welfare benefit plan or (iv) to share in the privileges or benefits required for companies participating in one or more of the arrangements described in clauses (ii) and (iii) above;

(l)                                     rights reserved to or vested in others to take or receive any part of any coal, ore, gas, oil and other minerals, any timber and/or any gas, water and any other products, developed, produced, manufactured, generated, purchased or otherwise acquired by the Company or by others on property of the Company;

(m)                             (i)  rights and interests of Persons other than the Company arising out of contracts, agreements and other instruments to which the Company is a party and which relate to the common ownership or joint use of property; and (ii) all Liens on the interests of Persons other than the Company in property owned in common by such Persons and the Company if and to the extent that the enforcement of such Liens would not adversely affect the interests of the Company in such property in any material respect;

(n)                                 any Liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made;

(o)                                 rights and interests granted pursuant to Section 8.02(c);

(p)                                 Prepaid Liens;

(q)                                 Purchase Money Liens existing or placed upon property at the time of, or within 180 days after, the acquisition thereof by the Company;

(r)                                    Liens created in connection with the issuance of tax-exempt debt securities to finance the acquisition or construction of property to be used by the Company;

(s)                                   Liens in favor of the Company or in favor of any Subsidiary of the Company;

(t)                                    Liens on any Property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying Property, whether directly or indirectly, by way of share disposition or otherwise; provided that 180 days from the creation of such Liens the Company must have disposed of such Property and any indebtedness secured by such Liens shall be without recourse to the Company or any Subsidiary of the Company;

(u)                                 Liens permitted by Article XIII;

(v)                                 Liens securing indebtedness up to Seventy-Five Million Dollars ($75,000,000), in the aggregate, under the Revolving Credit Agreement; and

(w)                               Liens securing indebtedness up to Seventy-Five Million Dollars ($75,000,000), in the aggregate, under the Term Loan Credit Agreement.

“Person” means any individual, corporation, limited liability company, partnership, limited liability partnership, association, company, joint stock company, joint venture, trust or unincorporated organization or any Governmental Authority.

“Place of Payment”, when used with respect to the Securities of any series, or any Tranche thereof, means the place or places, specified as contemplated by Section 3.01, at which, subject to Section 6.02, principal of and premium, if any, and interest, if any, on the Securities of such series or Tranche are payable.  Unless otherwise specified pursuant to Section 3.01, the Place of Payment for the Securities of any series, or any Tranche thereof means the Corporate Trust Office.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed (to the extent lawful) to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Prepaid Lien” means any Lien securing indebtedness for the payment, prepayment or redemption of which there shall have been irrevocably deposited in trust with the trustee or other holder of such Lien moneys and/or Investment Securities which (together with the interest reasonably expected to be earned from the investment and reinvestment in Investment Securities of the moneys and/or the principal of and interest on the Investment Securities so deposited) shall be sufficient for such purpose; provided, however, that if such indebtedness is to be redeemed or otherwise prepaid prior to the stated maturity thereof, any notice requisite to such redemption or prepayment shall have been given in accordance with the instrument creating such Lien or irrevocable instructions to give such notice shall have been given to such trustee or other holder.

“Property” of any Person shall mean all such Person’s (i) property and assets and (ii) rights to and interests in all property and assets.

“Purchase Money Lien” means, with respect to any property being acquired or disposed of by the Company or being released from the Lien of this Indenture, a Lien on such property which

(a)                               is taken or retained by the transferor of such property to secure all or part of the purchase price thereof;

(b)                               is granted to one or more Persons other than the transferor which, by making advances or incurring an obligation, give value to enable the grantor of such Lien to acquire rights in or the use of such property;

(c)                                is granted to any other Person in connection with the release of such property from the Lien of this Indenture on the basis of the deposit with the Trustee or the trustee or other holder of a Lien prior to the Lien of this Indenture of obligations secured by such Lien on such property (as well as any other property subject thereto);

(d)                               is held by a trustee or agent for the benefit of one or more Persons described in clause (a), (b) and/or (c) above, provided that such Lien may be held, in addition, for the benefit of one or more other Persons which shall have theretofore given, or may thereafter give, value to or for the benefit or account of the grantor of such Lien for one or more other purposes; or

(e)                                otherwise constitutes a purchase money mortgage or a purchase money security interest under applicable law;

and, without limiting the generality of the foregoing, for purposes of this Indenture, the term Purchase Money Lien shall be deemed to include any Lien described above whether or not such Lien (x) shall permit the issuance or other incurrence of additional indebtedness secured by such Lien on such property, (y) shall permit the subjection to such Lien of additional property and the issuance or other incurrence of additional indebtedness on the basis thereof and/or (z) shall have been granted prior to the acquisition, disposition or release of such property, shall attach to or otherwise cover property other than the property being acquired, disposed of or released and/or shall secure obligations issued prior and/or subsequent to the issuance of the obligations delivered in connection with such acquisition, disposition or release.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01.

“Responsible Officer” when used with respect to the Trustee, means any officer of the Trustee within the Corporate Trust Services group of the Trustee (or any successor group of the Trustee) located at the Corporate Trust Office of the Trustee (or other office of the Trustee) and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, in each case who shall have responsibility for the administration of this Indenture.

“Revolving Credit Agreement” means the revolving credit agreement, dated as of March 28, 2014, among the Company, the various financial institutions acting as lenders thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto from time to time, as the same may be refinanced, amended, supplemented or otherwise modified and in effect from time to time including any successor or replacement agreement whether by the same or any other agent, lender or group of lenders, and regardless of any lapse in time before such succession or replacement.

“Securities” means any bonds, notes and other evidences of indebtedness authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Sole Member” means ITC Grid Development, LLC, its successor or any one or more entities who shall be limited liability company members or managers of the Company. In addition, (i) if the Company or any Successor Person becomes a corporation, its board of directors, (ii) if the Company or any Successor Person becomes a partnership, its general partner, and (iii) if the Company or any Successor Person becomes another entity form, its equivalent governing body.

“Special Record Date” for the payment of any Defaulted Interest on the Securities of any series means a date fixed by the Trustee pursuant to Section 3.07.

“Stated Interest Rate” means a rate (whether fixed or variable) at which an obligation by its terms is stated to bear simple interest.  Any calculation or other determination to be made under this Indenture by reference to the Stated Interest Rate on an obligation shall be made (a) if the Company’s obligations in respect of any other indebtedness shall be evidenced or secured in whole or in part by such obligation, by reference to the lower of the Stated Interest Rate on such obligation and the Stated Interest Rate on such other indebtedness, (b) without regard to the effective interest cost to the Company of such obligation or of any such other indebtedness and (c) with respect to variable interest rate indebtedness under Section 3.01, shall be determined with reference to the rate or rates in effect on the date immediately preceding such determination or the rate to be in effect upon initial authentication.

“Stated Maturity”, when used with respect to any obligation or any installment of principal thereof or interest thereon, means the date on which the principal of such obligation or such installment of principal or interest is stated to be due and payable (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension).

“Subsidiary” of any Person means any Person of which such first Person owns or controls (either directly or through one or more other Subsidiaries) more than 50% of the issued share capital or other ownership interests, in each case having ordinary voting power to elect or appoint directors, managers or trustees of such corporation or other business entity (whether or not capital stock or other ownership interests or any other class or classes shall or might have voting power upon the occurrence of any contingency).

“Successor Person” has the meaning set forth in Section 13.01.

“Term Loan Credit Agreement” means the term loan credit agreement, dated as of May 30, 2013, among the Company, the various financial institutions acting as lenders thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto from time to time, as the same may be refinanced, amended, supplemented or otherwise modified and in effect from time to time including any successor or replacement agreement whether by the same or any other agent, lender or group of lenders, and regardless of any lapse in time before such succession or replacement.

“Tranche” means a group of Securities which (a) are of the same series and (b) have identical terms except as to principal amount and/or date of issuance.

“Trust Indenture Act” means, as of any time, the Trust Indenture Act of 1939, or any successor statute, as in effect at such time.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee, and, if at any time there is more than one Person acting as trustee hereunder, “Trustee” shall mean each such Person so acting.

“United States” means the United States of America, its Territories, its possessions and other areas subject to its political jurisdiction.

SECTION 1.02  [Reserved].

SECTION 1.03  [Reserved].

SECTION 1.04  [Reserved].

SECTION 1.05  Compliance Certificates and Opinions.

Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, it being understood that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)                                 a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                                 a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 1.06  Content and Form of Documents Delivered to Trustee.

(a)                                 Any Officer’s Certificate may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel.

Any Opinion of Counsel may be based (without further examination or investigation), insofar as it relates to or is dependent upon factual matters, information with respect to which is in the possession of the Company, upon a certificate of, or representations by, an officer or officers of the Company.  In addition, any Opinion of Counsel may be based (without further examination or investigation), insofar as it relates to or is dependent upon matters covered in an Opinion of Counsel rendered by other counsel, upon such other Opinion of Counsel, unless such counsel has actual knowledge that the Opinion of Counsel rendered by such other counsel with respect to the matters upon which his Opinion of Counsel may be based as aforesaid are erroneous.  Further, any Opinion of Counsel with respect to the status of title to or the sufficiency of descriptions of property, and/or the existence of Liens thereon, and/or the recording or filing of documents, and/or any similar matters, may be based (without further examination or investigation) upon (i) title insurance policies or commitments and reports, lien search certificates and other similar documents, (ii) certificates of, or representations by, officers, employees, agents and/or other representatives of the Company, (iii) certificates or affidavits of the recordings or filings from licensed title insurance agencies or their agents or (iv) any combination of the documents referred to in (i), (ii) and (iii), unless, in any case, such counsel has actual knowledge that the document or documents with respect to the matters upon which his opinion may be based as aforesaid are erroneous.  If, in order to render any Opinion of Counsel provided for herein, the signer thereof shall deem it necessary that additional facts or matters be stated in any Officer’s Certificate provided for herein, then such certificate may state all such additional facts or matters as the signer of such Opinion of Counsel may request.

(b)                                 In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

(c)                                  Whenever, subsequent to the receipt by the Trustee of any Board Resolution, Officer’s Certificate, Opinion of Counsel or other document or instrument, a clerical, typographical or other inadvertent or unintentional error or omission shall be discovered therein, a new document or instrument may be substituted therefor in corrected form with the same force and effect as if originally filed in the corrected form and, irrespective of the date or dates of the actual execution and/or delivery thereof, such substitute document or instrument shall be deemed to have been executed and/or delivered as of the date or dates required with respect to the document or instrument for which it is substituted.  Anything in this Indenture to the contrary notwithstanding, if any such corrective document or instrument indicates that action has been taken by or at the request of the Company which could not have been taken had the original document or instrument not contained such error or omission, the action so taken shall not be invalidated or otherwise rendered ineffective but shall be and remain in full force and effect, except to the extent that such action was a result of willful misconduct or bad faith.  Without limiting the generality of the foregoing, any Securities issued under the authority of such defective document or instrument shall nevertheless be the valid obligations of the Company entitled to the benefit of the Lien of this Indenture equally and ratably with all other Outstanding Securities, except as aforesaid.

SECTION 1.07  Acts of Holders.

(a)                                 Any request, demand, authorization, direction, notice, consent, election, waiver or other action provided by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article XV, or a combination of such instruments and any such record.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments and so voting at any such meeting.  Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 11.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.  The record of any meeting of Holders shall be proved in the manner provided in Section 15.06.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or may be proved in any other manner which the Trustee and the Company deem sufficient.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c)                                  The principal amount (except as otherwise contemplated in clause (y) of the first proviso to the definition of Outstanding) and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d)                                 Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e)                                  Until such time as written instruments shall have been delivered to the Trustee with respect to the requisite percentage of principal amount of Securities for the action contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Holder may be revoked with respect to any or all of such Securities by written notice by such Holder or any subsequent Holder, proven in the manner in which such instrument was proven.

(f)                                   The Company may, at its option, by Company Order, fix in advance a record date for the determination of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other Act solicited by the Company, but the Company shall have no obligation to do so.  In addition, the Trustee may, at its option, fix in advance a record date for the determination of Holders entitled to join in the giving or making of any Notice of Default, any declaration of acceleration referred to in Section 10.02, any request to institute proceedings referred to in Section 10.11 or any direction referred to in Section 10.16.  If any such record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act, or such notice, declaration, request or direction, may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining (i) whether Holders of the requisite proportion of the Outstanding Securities have authorized or agreed or consented to such Act (and for that purpose the Outstanding Securities shall be computed as of the record date) and/or (ii) which Holders may revoke any such Act (notwithstanding subsection (e) of this Section).

SECTION 1.08  Notices, Etc. to Trustee and Company.

Except as otherwise provided herein, any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Trustee by any Holder or by the Company, or the Company by the Trustee or by any Holder, shall be sufficient for every purpose hereunder (unless otherwise expressly provided herein) if the same shall be in writing and delivered personally to an officer or other responsible employee of the addressee, or transmitted by facsimile transmission or other direct written electronic means to such telephone number or other electronic communications address as the parties hereto shall from time to time designate, or transmitted by registered mail, return receipt requested, charges prepaid, to the applicable address set opposite such party’s name below or to such other address as either party hereto may from time to time designate:

If to the Trustee, to:

Wells Fargo Bank, National Association

Corporate Trust Services

150 East 42nd Street, 40th Floor

New York, New York 10017

Attention:  Administrator for ITC Great Plains, LLC

If to the Company, to:

ITC Great Plains, LLC

27175 Energy Way

Novi, Michigan 48377

Attention: General Counsel

Any communication contemplated herein shall be deemed to have been made, given, furnished and filed if personally delivered, on the date of delivery, if transmitted by facsimile transmission or other direct written electronic means, on the date of transmission, and if transmitted by registered mail, on the date of receipt.

SECTION 1.09  Notice to Holders of Securities; Waiver.

Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given, and shall be deemed given, to Holders if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Any notice required by this Indenture may be waived in writing by the Person entitled to receive such notice, either before or after the event otherwise to be specified therein, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 1.10  Conflict with Trust Indenture Act.

If this Indenture shall become qualified under and shall become subject to the Trust Indenture Act, if any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Indenture by, or is otherwise governed by, any provision of the Trust Indenture Act, such other provision shall control; and if this Indenture shall become qualified under and shall become subject to the Trust Indenture Act, if any provision hereof otherwise conflicts with the Trust Indenture Act, the Trust Indenture Act shall control to the extent it is applicable.  Except as expressly provided otherwise herein, any reference herein to a requirement under the Trust Indenture Act shall only apply if and so long as this Indenture is qualified under and subject to the Trust Indenture Act.

SECTION 1.11  Effect of Headings and Table of Contents.

The Article and Section headings in this Indenture and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.12  Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 1.13  Separability Clause.

In case any provision, or any portion of any provision, in this Indenture or the Securities shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining portion or provisions shall not in any way be affected or impaired thereby.

SECTION 1.14  Benefits of Indenture.

Nothing in this Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.15  Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York, except, if this Indenture shall become qualified under and subject to the Trust Indenture Act, to the extent that the Trust Indenture Act shall be applicable, and except to the extent that the law of any jurisdiction wherein any portion of the Mortgaged Property is located shall govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the Lien of this Indenture or exercise of remedies with respect to, such portion of the Mortgaged Property.

SECTION 1.16  Submission to Jurisdiction.

The Company irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Indenture or the Securities of any series may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.  The Company hereby irrevocably and unconditionally waives any objection to the laying of venue of any lawsuit, action or other proceeding in the Specified Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 1.17  Waiver of Jury Trial.

Each of the Company, the Holders and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Securities and the transactions contemplated hereby.

SECTION 1.18  Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities other than a provision in Securities of any series, or any Tranche thereof, or in the indenture supplemental hereto, Board Resolution or Officer’s Certificate which establishes the terms of the Securities of such series or Tranche, which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal and premium, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day.

SECTION 1.19  Investment of Cash Held by Trustee.

Any cash held by the Trustee or any Paying Agent under any provision of this Indenture shall, except as otherwise provided in Article IX, at the request of the Company evidenced by Company Order, be invested or reinvested in Investment Securities designated by the Company in or pursuant to a Company Order (such Company Order to contain a representation to the effect that the securities designated therein constitute Investment Securities), and any interest on such Investment Securities shall be promptly paid over to the Company as received free and clear of any Lien.  Such Investment Securities shall be held subject to the same provisions hereof as the cash used to purchase the same, but upon a like request of the Company shall be sold, in whole or in designated part, and the proceeds of such sale shall be held subject to the same provisions hereof as the cash used to purchase the Investment Securities so sold.  If such sale shall produce a net sum less than the cost of the Investment Securities so sold, the Company shall pay to the Trustee or any such Paying Agent, as the case may be, such amount in cash as, together with the net proceeds from such sale, shall equal the cost of the Investment Securities so sold, and if such sale shall produce a net sum greater than the cost of the Investment Securities so sold, the Trustee or any such Paying Agent, as the case may be, shall promptly pay over to the Company an amount in cash equal to such excess, free and clear of any Lien.  In no event shall the Trustee be liable for any loss, fee, tax, or other charge incurred in connection with the sale of any Investment Security pursuant to any provision of this Indenture.

Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, interest on Investment Securities and any gain upon the sale thereof shall be held as part of the Mortgaged Property until such Event of Default shall have been cured or waived, whereupon such interest and gain shall be promptly paid over to the Company free and clear of any Lien.

SECTION 1.20  Counterparts; Facsimile and PDF Signatures.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

The exchange of copies of this Indenture and of signature pages by facsimile or portable document format (PDF) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 1.21  Interpretation of Indebtedness.

For purposes of this Indenture, any election by the Company to measure an item of indebtedness using fair value (as permitted by Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards No. 159) or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) shall be disregarded and such determination shall be made by valuing indebtedness at 100% of the outstanding principal amount thereof (except to the extent such indebtedness was issued at a discount or premium in which case the value of such indebtedness shall be valued at 100% of the outstanding principal amount thereof, less any unamortized discount or plus any unamortized premium, as the case may be).

ARTICLE II

Security Forms

SECTION 2.01  Forms Generally.

The definitive Securities of each series shall be in substantially the form or forms established in an indenture supplemental hereto establishing such series, in a Board Resolution establishing such series, or in an Officer’s Certificate pursuant to such a supplemental indenture or Board Resolution, in any case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.  If the form or forms of Securities of any series are established in a Board Resolution or in an Officer’s Certificate pursuant to a supplemental indenture or a Board Resolution, such Board Resolution and Officer’s Certificate, if any, shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 4.01 for the authentication and delivery of such Securities.

The Securities of each series shall be issuable in registered form without coupons.  The definitive Securities shall be produced in such manner as shall be determined by the officers executing such Securities, as evidenced by their execution thereof.

SECTION 2.02  Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication shall be in substantially the form set forth below:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

ARTICLE III

The Securities

SECTION 3.01  Amount Unlimited; Issuable in Series.

Subject to the provisions of Article IV, the aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series.  Subject to the penultimate paragraph of this Section, prior to the authentication and delivery of Securities of any series there shall be established by specification in a supplemental indenture or in a Board Resolution, or in an Officer’s Certificate pursuant to a supplemental indenture or a Board Resolution, prior to the issuance of Securities of any series:

(a)                                 the title of the Securities of such series (which shall distinguish the Securities of such series from Securities of all other series);

(b)                                 any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 3.04, 3.05, 3.06, 5.07 or 14.05 and except for any Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);

(c)                                  the Persons (without specific identification) to whom interest on Securities of such series, or any Tranche thereof, shall be payable on any Interest Payment Date, if other than the Persons in whose names such Securities (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date for such interest;

(d)                                 the date or dates on which the principal of the Securities of such series, or any Tranche thereof, is payable or any formulas or other method or other means by which such date or dates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension);

(e)                                  the rate or rates at which the Securities of such series, or any Tranche thereof, shall bear interest, if any (including the rate or rates at which overdue principal shall bear interest, if different from the rate or rates at which such Securities shall bear interest prior to Maturity, and, if applicable, the rate or rates at which overdue premium or interest shall bear interest, if any), or any formulas or other method or other means by which such rate or rates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise; the date or dates from which such interest shall accrue; the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on such Securities on any Interest Payment Date; and the basis of computation of interest, if other than as provided in Section 3.10;

(f)                                   the place or places at which and/or the methods (if other than as provided elsewhere in this Indenture) by which (i) the principal of and premium, if any, and interest, if any, on Securities of such series, or any Tranche thereof, shall be payable, (ii) registration of transfer of Securities of such series, or any Tranche thereof, may be effected, (iii) exchanges of Securities of such series, or any Tranche thereof, may be effected and (iv) notices and demands to or upon the Company in respect of the Securities of such series, or any Tranche thereof, and this Indenture may be served; the Security Registrar and any Paying Agent or Agents for such series or Tranche; and, if such is the case, that the principal of such Securities shall be payable without the presentment or surrender thereof;

(g)                                  the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which the Securities of such series, or any Tranche thereof, may be redeemed, in whole or in part, at the option of the Company;

(h)                                 the obligation or obligations, if any, of the Company to redeem or purchase the Securities of such series, or any Tranche thereof, pursuant to any sinking fund, maintenance and renewal or other mandatory redemption provisions or at the option of a Holder thereof and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which such Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of Section 5.04 in the case of mandatory redemption or redemption at the option of the Holder;

(i)                                     the denominations in which Securities of such series, or any Tranche thereof, shall be issuable if other than denominations of Two Thousand Dollars ($2,000) and any integral multiples of One Thousand Dollars ($1,000) in excess thereof;

(j)                                    the currency or currencies, including composite currencies, in which payment of the principal of and premium, if any, and interest, if any, on the Securities of such series, or any Tranche thereof, shall be payable (if other than in Dollars); it being understood that, for purposes of calculations under this Indenture (including calculations of principal amount under Article IV), any amounts denominated in a currency other than Dollars or in a composite currency shall be converted to Dollar equivalents by calculating the amount of Dollars which could have been purchased by the amount of such other currency based on such quotations or methods of determination as shall be specified pursuant to this clause (j);

(k)                                 if the principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Securities are stated to be payable, the coin or currency in which payment of any amount as to which such election is made will be payable, the period or periods within which, and the terms and conditions upon which, such election may be made; it being understood that, for purposes of calculations under this Indenture (including calculations of principal amount under Article IV), any such election shall be required to be taken into account, in the manner contemplated in clause (j) of this paragraph, only after such election shall have been made;

(l)                                     if the principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, are to be payable, or are to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the formulas or other method or other means by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made; it being understood that all calculations under this Indenture (including calculations of principal amount under Article IV) shall be made on the basis of the gross book value (as shown by the Company’s books of all its real and personal property) of such securities or of such other property, in either case determined as of the most recent practicable date, except that, in the case of any amount of principal or interest that may be so payable at the election of the Company or a Holder, if such election shall not yet have been made, such calculations shall be made on the basis of the amount of principal or interest, as the case may be, that would be payable if no such election were made;

(m)                             if the amount payable in respect of principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, may be determined with reference to an index or other fact or event ascertainable outside of this Indenture, the manner in which such amounts shall be determined (to the extent not established pursuant to clause (e) of this paragraph); it being understood that all calculations under this Indenture (including calculations of principal amount under Article IV) shall be made on the basis of the amount that would be payable as principal if such principal were due, or on the basis of the interest rates in effect, as the case may be, on the date next preceding the date of such calculation;

(n)                                 the portion of the principal amount (if other than the principal amount thereof) of Securities of such series, or any Tranche thereof, which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 10.02;

(o)                                 the terms, if any, pursuant to which the Securities of such series, or any Tranche thereof, may be converted into or exchanged for shares of capital stock or other securities of the Company or any other Person;

(p)                                 the obligations or instruments, if any, which shall be considered to be Eligible Obligations in respect of the Securities of such series, or any Tranche thereof, denominated in a currency other than Dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of the Company’s indebtedness in respect of such Securities after the satisfaction and discharge thereof as provided in Section 9.01;

(q)                                 if the Securities of such series, or any Tranche thereof, are to be issued in global form, (i) any limitations on the rights of the Holder or Holders of such Securities to transfer or exchange the same or to obtain the registration of transfer thereof, (ii) any limitations on the rights of the Holder or Holders thereof to obtain certificates therefor in definitive form in lieu of temporary form and (iii) any and all other matters incidental to such Securities;

(r)                                    if the Securities of such series, or any Tranche thereof, are to be issuable as bearer securities, any and all matters incidental thereto which are not specifically addressed in a supplemental indenture as contemplated by clause (f) of Section 14.01;

(s)                                   to the extent not established pursuant to clause (q) of this paragraph, any limitations on the rights of the Holders of the Securities of such Series, or any Tranche thereof, to transfer or exchange such Securities or to obtain the registration of transfer thereof; and if a service charge will be made for the registration of transfer or exchange of Securities of such series, or any Tranche thereof, the amount or terms thereof;

(t)                                    any exceptions to Section 1.16, or variation in the definition of Business Day, with respect to the Securities of such series, or any Tranche thereof;

(u)                                 any addition to, deletion from or change in the covenants set forth in Article VI which applies to Securities of such series, or any Tranche thereof; and

(v)                                 any other terms of the Securities of such series, or any Tranche thereof, not inconsistent with the provisions of this Indenture.

SECTION 3.02  Denominations.

Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, or any Tranche thereof, the Securities of each series shall be issuable in denominations of Two Thousand Dollars ($2,000) and any integral multiples of One Thousand Dollars ($1,000) in excess thereof.

SECTION 3.03  Execution, Dating, Certificate of Authentication.

Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, or any Tranche thereof, the Securities shall be executed on behalf of the Company by an Authorized Officer, and may have the corporate seal of the Company affixed thereto or reproduced thereon and attested by any other Authorized Officer.  The signature of any officer on the Securities may be manual, PDF or facsimile.

Securities bearing the manual, PDF or facsimile signatures of any Person who was at the time of execution an Authorized Officer of the Company shall bind the Company, notwithstanding that such Person has ceased to be an Authorized Officer prior to the authentication and delivery of such Securities or was not an Authorized Officer at the date of such Securities.

Unless otherwise specified as contemplated by Section 3.01 with respect to any series of Securities, or any Tranche thereof, each Security shall be dated the date of its authentication.

Unless otherwise specified as contemplated by Section 3.01 with respect to any series of Securities, or any Tranche thereof, no Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee or an Authenticating Agent by manual signature of an authorized signatory thereof, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.  Notwithstanding the foregoing, if (a) any Security shall have been authenticated and delivered hereunder to the Company, or any Person acting on its behalf, but shall never have been issued and sold by the Company, (b) the Company shall deliver such Security to the Security Registrar for cancellation or shall cancel such Security and deliver evidence of such cancellation to the Trustee, in each case as provided in Section 3.09, and (c) the Company, at its election, shall deliver to the Trustee a written statement (which need not comply with Section 1.05 and need not be accompanied by an Officer’s Certificate or an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, then, for all purposes of this Indenture, such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits hereof.

SECTION 3.04  Temporary Securities.

Pending the preparation of definitive Securities of any series, or any Tranche thereof, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed, photocopied or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as the officer executing such Securities may determine, as evidenced by such officer’s execution of such Securities; provided, however, that temporary Securities need not recite specific redemption, sinking fund, conversion or exchange provisions.

Except as otherwise specified as contemplated by Section 3.01 with respect to the Securities of any series, or any Tranche thereof, after the preparation of definitive Securities of such series or Tranche, the temporary Securities of such series or Tranche shall be exchangeable, without charge to the Holder thereof, for definitive Securities of such series or Tranche upon surrender of such temporary Securities at the office or agency of the Company maintained pursuant to Section 6.02 in a Place of Payment for such Securities.  Upon such surrender of temporary Securities, the Company shall, except as aforesaid, execute and the Trustee shall authenticate and deliver in exchange therefor definitive Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.

Until exchanged in full as hereinabove provided, temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and Tranche and of like tenor authenticated and delivered hereunder.

SECTION 3.05  Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept in one of the offices designated pursuant to Section 6.02, with respect to the Securities of each series, or any Tranche thereof, a register (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities of such series or Tranche and the registration of transfer thereof.  The Company shall designate one Person to maintain the Security Register for the Securities of each series, and such Person is referred to herein, with respect to such series, as the “Security Registrar”.  Anything herein to the contrary notwithstanding, the Company may designate one or more of its offices as an office in which a register with respect to the Securities of one or more series, or any Tranche or Tranches thereof, shall be maintained, and the Company may designate itself the Security Registrar with respect to one or more of such series.  The Security Register shall be open for inspection by the Trustee and the Company at all reasonable times.  Except as otherwise specified or contemplated by Section 3.01 with respect to the Securities or any series, or any Tranche thereof, the Trustee shall initially serve as Security Registrar.

Except as otherwise specified as contemplated by Section 3.01 with respect to the Securities of any series, or any Tranche thereof, upon surrender for registration of transfer of any Security of such series or Tranche at the office or agency of the Company maintained pursuant to Section 6.02 in a Place of Payment for such series or Tranche, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.

Except as otherwise specified as contemplated by Section 3.01 with respect to the Securities of any series, or any Tranche thereof, any Security of such series or Tranche may be exchanged at the option of the Holder, for one or more new Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency.  Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities delivered upon any registration of transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Security Registrar) be duly endorsed or shall be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Security Registrar, as the case may be, duly executed by the Holder thereof or his attorney duly authorized in writing.

Unless otherwise specified as contemplated by Section 3.01 with respect to Securities of any series, or any Tranche thereof, no service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 5.06 or 14.05 not involving any transfer.

The Company shall not be required to execute or to provide for the registration of transfer of or the exchange of (a) Securities of any series, or any Tranche thereof, during a period of fifteen (15) days immediately preceding the date notice is to be given for redemption of the Securities of such series or Tranche called for redemption or (b) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 3.06  Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and Tranche, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the ownership of and the destruction, loss or theft of any Security and (b) such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless, then the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and Tranche, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, but subject to compliance with the foregoing conditions, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone other than the Holder of such new Security, and any such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.07  Payment of Interest; Interest Rights Preserved.

Unless otherwise specified as contemplated by Section 3.01 with respect to the Securities of any series, or any Tranche thereof, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the related Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a)                                 The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a date (herein called a “Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall, not less than ten (10) days prior to such Special Record Date, cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid on the date specified in such notice to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date.

(b)                                 The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 3.05, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 3.08  Persons Deemed Owners.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Sections 3.05 and 3.07) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 3.09  Cancellation by Security Registrar.

All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Security Registrar, be delivered to the Security Registrar and, if not theretofore canceled, shall be promptly canceled by the Security Registrar.  The Company may at any time deliver to the Security Registrar for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever or which the Company shall not have issued and sold, and all Securities so delivered shall be promptly canceled by the Security Registrar.  No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 3.09, except as expressly permitted by this Indenture.  All canceled Securities held by the Security Registrar shall be disposed of in accordance with the Security Registrar’s then customary practice for disposing of securities.

SECTION 3.10  Computation of Interest.

Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, or any Tranche thereof, interest on the Securities of each series shall be computed on the basis of a three hundred sixty (360) day year consisting of twelve (12) thirty (30) day months and, with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during such period.

SECTION 3.11  [Reserved].

SECTION 3.12  CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP,” “ISIN” or other similar numbers (if then generally in use), and, if so, the Trustee or Security Registrar may use “CUSIP,” “ISIN” or such other numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, in which case none of the Company or, as the case may be, the Trustee or the Security Registrar, or any agent of any of them, shall have any liability in respect of any CUSIP, ISIN or such other number used on any such notice, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee in writing of any change in the “CUSIP,” “ISIN” or such other numbers.

ARTICLE IV

Issuance of Securities

SECTION 4.01  General.

Subject to the provisions of Section 4.02, the Trustee shall authenticate and deliver Securities of a series, for original issue, at one time or from time to time in accordance with the Company Order referred to below, upon receipt by the Trustee of:

(a)                                 the instrument or instruments establishing the form or forms and terms of such series, as provided in Sections 2.01 and 3.01;

(b)                                 a Company Order requesting the authentication and delivery of such Securities;

(c)                                  the Securities of such series, executed on behalf of the Company by an Authorized Officer;

(d)                                 [reserved];

(e)                                  an Opinion of Counsel to the effect that:

(i)             the form or forms of such Securities have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture;

(ii)          the terms of such Securities have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture; and

(iii)       when such Securities shall have been authenticated and delivered by the Trustee and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, such Securities will constitute valid obligations of the Company, enforceable in accordance with their terms and entitled to the benefit of the Lien of this Indenture equally and ratably with all other Securities then Outstanding; and

(f)                                   an Officer’s Certificate to the effect that, to the knowledge of the signer, no Event of Default has occurred and is continuing.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability.

SECTION 4.02  Limitation on Issuances.

The Company may not issue any Securities pursuant to Section 4.01 hereof unless, after giving effect to the issuance of such Securities and the receipt and application of the net proceeds thereof, Net Tangible Assets shall be at least 150% of the aggregate principal amount of all Outstanding Securities.

ARTICLE V

Redemption of Securities

SECTION 5.01  Applicability of Article.

(a)                                 Securities of any series, or any Tranche thereof, which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Securities of such series or Tranche) in accordance with this Article.

(b)                                 Except as may be otherwise specified as contemplated by Section 3.01 for Securities of any series, or any Tranche thereof, in the event that any proceeds from insurance from a loss of Mortgaged Property shall be received by or on behalf of the Company during any consecutive twelve (12) month period in excess of the greater of (A) Five Million Dollars ($5,000,000) and (B) three percentum (3%) of the principal amount of Securities Outstanding at the time of such particular loss, and the Company does not use or commit the entire amount of such proceeds to rebuild or restore the Mortgaged Property or otherwise render its transmission system fit for normal use (any portion of such aggregate amount of proceeds not so used or committed, the “Unused Excess Proceeds”), the Company shall:

(i) redeem, in whole or in part, as the case may be, on the Redemption Date to be determined by the Company (which date shall be a date within nine (9) months of the date on which the last of such proceeds are received by or on behalf of the Company), Outstanding Securities of each series entitled to such redemption in an aggregate amount equal to the Unused Excess Proceeds on a pro rata basis (based on the principal amount of each Outstanding Security of such series), by lot or by such other method as the Trustee shall deem fair and appropriate, in each case in accordance with the provisions of any relevant securities depositary and with such adjustments as shall be necessary so that the unredeemed portion of any Security shall be in an authorized denomination, at a Redemption Price equal to the unpaid principal thereof; and

(ii) pay all interest accrued and unpaid to the Redemption Date on the Securities so redeemed.

SECTION 5.02  Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or an Officer’s Certificate.  The Company shall, at least forty-five (45) days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of such Securities to be redeemed.  In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.

SECTION 5.03  Selection of Securities to Be Redeemed.

If less than all the Securities of any series, or any Tranche thereof, are to be redeemed, the particular Securities to be redeemed shall be selected by the Trustee from the Outstanding Securities of such series or Tranche not previously called for redemption, by such method as shall be provided for any particular series or Tranche, or, in the absence of any such provision, pro rata, by lot or by such method as the Trustee shall deem fair and appropriate, in each case in accordance with the provisions of any relevant securities depositary, and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected to be redeemed in part, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 5.04  Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 1.09 to the Holders of the Securities to be redeemed not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date.

All notices of redemption shall state:

(a)                                 the Redemption Date;

(b)                                 the Redemption Price;

(c)                                  if less than all the Securities of any series or Tranche are to be redeemed, the identification of the particular Securities to be redeemed and the portion of the principal amount of any Security to be redeemed in part;

(d)                                 that on the Redemption Date the Redemption Price, together with accrued and unpaid interest, if any, to the Redemption Date, will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(e)                                  the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued and unpaid interest, if any, unless it shall have been specified as contemplated by Section 3.01 with respect to such Securities that such surrender shall not be required;

(f)                                   that the redemption is for a sinking or other fund, if such is the case;

(g)                                  the CUSIP, ISIN and/or other similar number of the Securities to be redeemed; and

(h)                                 such other matters as the Company shall deem desirable or appropriate.

Any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, which shall be set forth in the related notice of redemption, including, but not limited to, an offering or other transaction or event. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed.

Notice of redemption of Securities to be redeemed at the election of the Company, and any notice of non-satisfaction of a condition for redemption as aforesaid, shall be given by the Company or, at the Company’s request, by the Security Registrar in the name and at the expense of the Company.  Notice of mandatory redemption of Securities shall be given by the Security Registrar in the name and at the expense of the Company.

The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Securities.

SECTION 5.05   Deposit of Redemption Price.

On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 6.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued and unpaid interest on, all the Securities which are to be redeemed on that date. All money, if any, earned on funds held by the Trustee or Paying Agent shall be remitted to the Company upon written request therefor.

SECTION 5.06  Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Securities or portions thereof to be so redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless, in the case of an unconditional notice of redemption, the Company shall default in the payment of the Redemption Price and accrued and unpaid interest, if any) such Securities or portions thereof, if interest-bearing, shall cease to bear interest.  Upon surrender of any such Security for redemption in accordance with such notice, such Security or portion thereof shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest, if any, to the Redemption Date; provided, however, that no such surrender shall be a condition to such payment if so specified as contemplated by Section 3.01 with respect to such Security; and provided, further, that, except as otherwise specified as contemplated by Section 3.01 with respect to such Security, any installment of interest on any Security the Stated Maturity of which installment is on or prior to the Redemption Date shall be payable to the Holder of such Security, or one or more Predecessor Securities, registered as such at the close of business on the related Regular Record Date according to the terms of such Security and subject to the provisions of Section 3.07.

SECTION 5.07  Securities Redeemed in Part.

Upon the redemption of any Security in part, the Company shall either make a book-entry adjustment or execute, and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities of the same series and Tranche, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE VI

COVENANTS

SECTION 6.01  Payment of Securities; Lawful Possession; Maintenance of Lien.

(a)                                 The Company shall pay the principal of and premium, if any, and interest, if any, on the Securities of each series in accordance with the terms of such Securities and this Indenture.

(b)                                 At the date of the execution and delivery of this Indenture, as originally executed and delivered, the Company covenants and agrees that it shall be lawfully possessed of the Mortgaged Property except for any legal defects or other failures to lawfully possess Mortgaged Property that do not in the aggregate materially impair the use by the Company of the Mortgaged Property considered as a whole for the purposes for which it is held by the Company.

(c)                                  The Company shall maintain and preserve the Lien of this Indenture so long as any Securities shall remain Outstanding, subject, however, to the provisions of Article IX and Article XIII.

SECTION 6.02  Paying Agent; Place of Payment; Maintenance of Office or Agency.

The Company shall designate one or more Persons to serve as Paying Agent with respect to the Securities at the Place of Payment.  Except as otherwise specified or contemplated by Section 3.01 with respect to the Securities of any series, or any Tranche thereof, the Trustee shall initially serve as Paying Agent.  The Company may change the Place of Payment, appoint one or more Paying Agents (including the Company) and may remove any Paying Agent at its discretion.

The Company shall maintain in each Place of Payment for the Securities of each series, or any Tranche thereof, an office or agency where payment of such Securities shall be made, where the registration of transfer or exchange of such Securities may be effected and where notices and demands to or upon the Company in respect of such Securities and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency and prompt notice to the Holders of any such change in the manner specified in Section 1.09.  If at any time the Company shall fail to maintain any such required office or agency in respect of Securities of any series, or any Tranche thereof, or shall fail to furnish the Trustee with the address thereof, payment of such Securities shall be made and registration of transfer or exchange thereof may be effected at, and notices and demands in respect thereof may be served at, the office or agency of the Trustee located at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent for all such purposes in any such event.

The Company may also from time to time designate one or more other offices or agencies with respect to the Securities of one or more series, or any Tranche thereof, for any or all of the foregoing purposes and may from time to time rescind such designations; provided, however, that, unless otherwise specified as contemplated by Section 3.01 with respect to the Securities of such series or Tranche, no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes in each Place of Payment for such Securities in accordance with the requirements set forth above.  The Company shall give prompt written notice to the Trustee, and prompt notice to the Holders in the manner specified in Section 1.09, of any such designation or rescission and of any change in the location of any such other office or agency.

Anything herein to the contrary notwithstanding, any office or agency required by this Section may be maintained at an office of the Company, in which event the Company shall perform all functions to be performed at such office or agency.

SECTION 6.03  Money for Securities Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to the Securities of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on any of such Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided.  The Company shall promptly notify the Trustee of any failure by the Company (or any other obligor on such Securities) to make any payment of principal of or premium, if any, or interest, if any, on such Securities.

Whenever the Company shall have one or more Paying Agents for the Securities of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on such Securities, deposit with such Paying Agents sums sufficient (without duplication) to pay the principal and premium or interest so becoming due, such sums to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of any failure by it so to act.

The Company shall cause each Paying Agent for the Securities of any series, or any Tranche thereof, other than the Company or the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(a)                                 hold all sums held by it for the payment of the principal of and premium, if any, or interest, if any, on such Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)                                 give the Trustee notice of any failure by the Company (or any other obligor upon such Securities) to make any payment of principal of or premium, if any, or interest, if any, on such Securities; and

(c)                                  at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent and furnish to the Trustee such information as it possesses regarding the names and addresses of the Persons entitled to such sums.

The Company may at any time pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent and, if so stated in a Company Order delivered to the Trustee, in accordance with the provisions of Article IX; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws regarding abandoned property, any money deposited with the Trustee or any Paying Agent (other than money held under the provisions of Article IX), or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest, if any, on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest, if any, has become due and payable shall be paid to the Company on Company Request, or, if then held by the Company, shall be discharged from such trust; and, upon such payment or discharge, the Holder of such Security shall, as an unsecured general creditor and not as the Holder of an Outstanding Security, look only to the Company for payment of the amount so due and payable and remaining unpaid, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 6.04  Corporate Existence.

Subject to the rights of the Company under Article XIII, the Company shall at all times (i) preserve and keep its existence as a Person in full force and effect under the laws of the

State in which the Company is incorporated or organized and its qualification to do business in each other jurisdiction in which the conduct of its business requires such qualification, and (ii) use its reasonable best efforts to obtain, preserve and maintain its rights, privileges and franchises necessary for the ownership and operation of its electric transmission system.

SECTION 6.05  Maintenance of Properties.

The Company shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) the Mortgaged Property, considered as a whole, to be maintained and kept in good condition, repair and working order, reasonable wear and tear excepted, and shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) to be made such repairs, renewals, replacements, betterments and improvements thereof, as, in the judgment of the Company, may be necessary in order that the operation of the Mortgaged Property, considered as a whole, may be conducted in accordance with common industry practice; provided, however, that nothing in this Section shall prevent the Company from discontinuing, or causing the discontinuance of, the operation and maintenance of any portion of the Mortgaged Property; and provided, further, that nothing in this Section shall prevent the Company from selling, transferring or otherwise disposing of, or causing the sale, transfer or other disposition of, any portion of the Mortgaged Property.

SECTION 6.06  Payment of Taxes; Discharge of Liens.

The Company shall pay all taxes and assessments and other governmental charges lawfully levied or assessed upon the Mortgaged Property, or upon any part thereof, or upon the interest of the Trustee in the Mortgaged Property, before the same shall become delinquent, and shall make reasonable effort to observe and conform in all material respects to all valid requirements of any Governmental Authority relative to any of the Mortgaged Property and all covenants, terms and conditions upon or under which any of the Mortgaged Property is held; and the Company shall not suffer any Lien to be created or exist upon the Mortgaged Property, or any part thereof, prior to the Lien hereof, other than Permitted Liens; provided, however, that nothing in this Section contained shall require the Company (i) to observe or conform to any requirement of Governmental Authority or to cause to be paid or discharged, or to make provision for, any such Lien, or to pay any such tax, assessment or governmental charge so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings, (ii) to pay, discharge or make provisions for any tax, assessment or other governmental charge, the validity of which shall not be so contested if adequate security for the payment of such tax, assessment or other governmental charge and for any penalties or interest which may reasonably be anticipated from failure to pay the same shall be given to the Trustee or (iii) to pay, discharge or make provisions for any Liens existing on the Mortgaged Property at the date of execution and delivery of this Indenture, as originally executed and delivered, provided, however, that such Liens do not in the aggregate materially impair the use by the Company of the Mortgaged Property considered as a whole for the purposes for which it is held by the Company.

SECTION 6.07  Insurance.

The Company shall keep or cause to be kept all the property subject to the Lien of this Indenture insured against loss by fire, to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties, to a reasonable amount, by reputable insurance companies.

SECTION 6.08  Recording, Filing, etc.

The Company shall cause this Indenture, as originally executed and delivered, and all indentures and instruments supplemental hereto (or notices, memoranda or financing statements as may be required to be recorded or filed to place third parties on notice thereof) to be promptly recorded and filed and re-recorded and re-filed in such manner and in such places, as may be required by law in order fully to preserve and protect the security of the Holders of the Securities and all rights of the Trustee.

The Company shall furnish to the Trustee as promptly as practicable (but in no event prior to the closing of any related series of Securities) after the execution and delivery of this Indenture, as originally executed and delivered, and of each supplemental indenture, an Opinion of Counsel either stating that in the opinion of such counsel this Indenture or such supplemental indenture (or any other instrument, notice, memorandum or financing statement in connection therewith) has been properly recorded and filed in each proper office in all jurisdictions in which the Mortgaged Property is located, so as to make effective the Lien intended to be created hereby or thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such Lien effective; provided that such Opinion of Counsel need not address the priority of the Lien of the Indenture so long as the Company, concurrently with the delivery of such Opinion of Counsel, provides a representation and warranty in an Officer’s Certificate that the Lien of the Indenture is a first priority Lien subject to no prior Lien other than (i) Permitted Liens or (ii) other Liens that would not in the aggregate materially and adversely impair the use of the Mortgaged Property in the operation of the business of the Company, or materially and adversely affect the security afforded by the Indenture.

The recording jurisdictions as of the date hereof for this Indenture are listed on Schedule 1 attached hereto.

The Company shall execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as may be necessary or proper to carry out the purposes of this Indenture and to transfer to any new trustee or trustees or co-trustee or co-trustees, the estate, powers, instruments or funds held in trust hereunder.

SECTION 6.09  Additional Collateral.

With respect to any property acquired after the date hereof by the Company as to which the Trustee, for the equal and ratable benefit of the Holders of the Securities, does not have a perfected Lien, the Company shall promptly (i) execute and deliver to the Trustee such documents as shall be necessary or advisable to grant to the Trustee, for the equal and ratable benefit of the Holders of the Securities, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Trustee, for the equal and ratable benefit of the Holders of the Securities, a perfected first priority security interest in such property, to the extent such perfection can be accomplished by filing for recording, including the filing of financing statements in such jurisdictions as may be required by this Indenture or as may be requested by the Trustee; provided that the Company shall not be required to record this Indenture or any supplemental indentures in any new jurisdiction in which it acquires property until it next issues Securities hereunder.

SECTION 6.10  Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in:

(a)                                 any covenant or restriction specified with respect to the Securities of any one or more series, or any one or more Tranches thereof, as contemplated by Section 3.01 if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches with respect to which compliance with such covenant or restriction is to be omitted, considered as one class, shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition; provided, however, that no such waiver shall be effective as to any of the matters contemplated in clause (a), (b), (c) or (d) in Section 14.02 without the consent of the Holders specified in such Section; and

(b)                                 Section 6.04, 6.05, 6.06 or 6.07 or Article XIII if before the time for such compliance the Holders of at least a majority in principal amount of Securities Outstanding under this Indenture shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition;

but, in either case, no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 6.11  Statement by Officer as to Default.

The Company shall deliver to the Trustee, for delivery to the Holders, as soon as possible and in any event within ten calendar days after the chief financial officer, principal accounting officer, treasurer, comptroller, any vice president or any other officer responsible for administration of this Indenture of the Company or ITC Holdings Corp. becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such default or Event of Default and the action which the Company proposes to take with respect thereto.

SECTION 6.12  Environmental.

(a)                                 In addition to and without limitation of all other representations, warranties and covenants made by the Company under this Indenture, the Company further represents, warrants and covenants that:

(i)                                     the Company has not used Hazardous Materials (as defined hereinafter) on, from or affecting the Mortgaged Property or any part thereof in any manner which materially violates any applicable federal, state or local laws, ordinances, rules, or regulations governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials;

(ii)                                  the Company is not conducting its operations, nor has previously conducted its operations in material violation of any applicable Environmental Law (as defined hereinafter); and

(iii)                               to the knowledge of the Company, there are no Hazardous Materials, located in, at, on, or under the Mortgaged Property that are reasonably expected to require the Company to incur material costs or expenses for investigation, removal, or remedial or corrective action, or that are reasonably likely to result in material liabilities of, or losses, damages or costs to the Company under any applicable Environmental Laws.  To the Company’s knowledge, no prior or current owner, operator or tenant of any of the Mortgaged Property has used or is using Hazardous Materials on, from, or affecting any of the Mortgaged Property in any manner which materially violates any applicable Environmental Law.  Without limiting the foregoing, the Company shall not cause, and shall take commercially reasonable efforts not to permit, the Mortgaged Property or any part thereof to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in material compliance with all, or in a manner that would not reasonably be expected to result in material liability or costs under any, applicable Environmental Laws, nor shall the Company cause, and the Company shall take commercially reasonable efforts not to permit, as a result of any intentional or unintentional act or omission on the part of the Company or any tenant, a release of Hazardous Materials onto the Mortgaged Property or any portion thereof or onto any other property that would result in the incurrence by the Company of material costs or liabilities under applicable Environmental Laws.  The Company shall comply in all material respects with, and undertake all commercially reasonable efforts to ensure compliance by all tenants with, all applicable Environmental Laws, whenever and by whomever triggered, and shall obtain and comply in all material respects with, and undertake all commercially reasonable efforts to ensure that all tenants obtain and comply with, any and all approvals, registrations or permits required thereunder.

(b)                                 For purposes of this Section 6.12, “Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances defined or regulated as such in, or for the purposes of, any applicable Environmental Law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Environmental Law” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses or legally enforceable governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Materials into the environment.

ARTICLE VII

Periodic Offerings

SECTION 7.01  General.

With respect to Securities of a series subject to a Periodic Offering, the indenture supplemental hereto or the Board Resolution which establishes such series, or the Officer’s Certificate pursuant to such supplemental indenture or Board Resolution, as the case may be, may provide general terms or parameters for Securities of such series and provide either that the specific terms of Securities of such series, or any Tranche thereof, shall be specified in a Company Order or that such terms shall be determined by the Company or its agents in accordance with procedures specified in a Company Order as contemplated by Section 4.01(b) and Section 7.02.

SECTION 7.02  Issuance of Securities in a Periodic Offering.

In the case of Securities of a series subject to a Periodic Offering:

(a)                             the Company Order required by Section 4.01(b) shall specify procedures, acceptable to the Trustee, by which such terms are to be established (which procedures may provide for authentication and delivery pursuant to oral or electronic instructions from the Company or any agent or agents thereof, which oral instructions are to be promptly confirmed electronically or in writing), in either case in accordance with the instrument or instruments delivered pursuant to Section 4.01(a);

(b)                             the Trustee shall be entitled to receive the Opinion of Counsel required by Section 4.01(e) only once at or prior to the time of the first authentication and delivery of such Securities (provided that such Opinion of Counsel addresses the authentication and delivery of all such Securities) and that, in lieu of the opinions described in clauses 4.01(e)(ii) and (iii), counsel may opine that:

(x)                                when the terms of such Securities shall have been established pursuant to a Company Order or Orders or pursuant to such procedures as may be specified from time to time by a Company Order or Orders, all as contemplated by and in accordance with the instrument or instruments delivered pursuant to clause (a) above, such terms will have been duly authorized by the Company and will have been established in conformity with the provisions of this Indenture;

(y)                                when such Securities shall have been authenticated and delivered by the Trustee in accordance with this Indenture and the Company Order or Orders or the specified procedures referred to in paragraph (x) above and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, such Securities will constitute valid obligations of the Company, enforceable in accordance with their terms and entitled to the benefit of the Lien of this Indenture equally and ratably with all other Securities then Outstanding; and

(z)                                 the Company has obtained the consent of any and all Governmental Authorities the consent of which is requisite to the legal issue of such Securities, specifying any certificates or other documents by which such consent is or may be evidenced or that no consent of any Governmental Authorities is requisite;

(c)                                  either (i) the Officer’s Certificate required by Section 4.01(f) shall be delivered at the time of the authentication and delivery of each Security of such series or (ii) the Officer’s Certificate delivered at or prior to the time of the first authentication and delivery of the Securities of such series shall state that the statements therein shall be deemed to be made at the time of each, or each subsequent, authentication and delivery of Securities of such series; and

(d)                                 the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities, the forms and terms thereof, the validity thereof and the compliance of the authentication and delivery thereof with the terms and conditions of this Indenture, upon the Opinion or Opinions of Counsel and the certificates and other documents delivered pursuant to Article IV at or prior to the time of the first authentication and delivery of Securities of such series until any of such opinions, certificates or other documents have been superseded or revoked or expire by their terms.  In connection with the authentication and delivery of Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to assume that the Company’s instructions to authenticate and deliver such Securities do not violate any applicable law or any applicable rule, regulation or order of any Governmental Authority having jurisdiction over the Company and that the requirements of any tax law applicable to the issuance of such securities have been complied with.

ARTICLE VIII

Possession, Use And Release of Mortgaged Property

SECTION 8.01  Quiet Enjoyment.

Unless one or more Events of Default shall have occurred and be continuing, the Company shall be permitted to possess, use and enjoy the Mortgaged Property (except, to the extent not herein otherwise provided, such cash and securities as are expressly required to be deposited with the Trustee).

SECTION 8.02  Dispositions without Release.

Unless an Event of Default shall have occurred and be continuing, the Company may at any time and from time to time, without any release or consent by, or report to, the Trustee:

(a)                                 sell or otherwise dispose of, free from the Lien of this Indenture, any machinery, equipment, apparatus, towers, transformers, poles, lines, cables, conduits, ducts, conductors, meters, regulators, holders, tanks, retorts, purifiers, odorizers, compressors, valves, pumps, mains, pipes, service pipes, fittings, connections, services, tools, implements, or any other fixtures or personalty, then subject to the Lien hereof, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operations of the Company upon replacing the same by, or substituting for the same, similar or analogous property, or other property performing a similar or analogous function or otherwise obviating the need therefor, having a gross book value (as shown by the Company’s books of all its real and personal property) at least equal to that of the property sold or otherwise disposed of and subject to the Lien hereof, subject to no Liens prior hereto except Permitted Liens and any other Liens to which the property sold or otherwise disposed of was subject;

(b)                                 cancel or make changes or alterations in or substitutions for any and all easements, servitudes, rights-of-way and similar rights and/or interests;

(c)                                  grant, free from the Lien of this Indenture, easements, ground leases or rights-of-way in, upon, over and/or across the property or rights-of-way of the Company for the purpose of roads, pipe lines, transmission lines, distribution lines, communication lines, railways, removal of coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities and/or equipment; provided, however, that such grant shall not materially impair the use of the property or rights-of-way for the purposes for which such property or rights-of-way are held by the Company; and

(d)                                 release from the Lien of this Indenture any security interest placed in error on property that the Company does not have a property interest in or purport to have title to, upon delivery to the Trustee of an Officer’s Certificate notifying the Trustee of such error and such release from the Lien hereunder.

SECTION 8.03  Release of Mortgaged Property in Ordinary Course.

Unless a Default or an Event of Default has occurred and is continuing, the Trustee shall release from the Lien hereunder any Mortgaged Property which is (i) disposed of in the ordinary course of business and is (A) obsolete or worn out property (not disposed of without release pursuant to Section 8.02(a)) or (B) real estate interests not needed for the Company for the conduct of its business (not disposed of without release pursuant to 8.02(b)) or (ii) taken by exercise of the power of eminent domain or to be sold to an entity possessing the power of eminent domain under a threat to exercise the same, in each case, upon receipt by the Trustee of:

(a)                                 a Company Order requesting the release of such property and transmitting therewith a form of instrument to effect such release; and

(b)                                 an Opinion of Counsel and Officer’s Certificate pursuant to Section 1.05, which Officer’s Certificate shall also state that, to the knowledge of the signer, no Event of Default has occurred and is continuing.

Upon receipt of such a Company Order and Officer’s Certificate, the Trustee shall notify the Holders of Securities.  Such notice shall include copies of the Company Order and Officer’s Certificate.

SECTION 8.04  [Reserved].

SECTION 8.05  Release of Minor Properties.

Unless an Event of Default shall have occurred and be continuing, the Trustee shall release from the Lien hereunder any Mortgaged Property (not released pursuant to Section 8.02 or 8.03) with an aggregate gross book value (as shown by the Company’s books of all its real and personal property) in a given calendar year, together with all other Mortgaged Property released pursuant to this Section 8.05 in such calendar year, not to exceed the greater of (a) Ten Million Dollars ($10,000,000) and (b) three percentum (3%) of the aggregate principal amount of Securities then Outstanding, upon receipt by the Trustee of:

(a)                             a Company Order requesting the release of such property and transmitting therewith a form of instrument to effect such release; and

(b)                                 an Officer’s Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing.

Upon receipt of such a Company Order and Officer’s Certificate, the Trustee shall notify the Holders of Securities.  Such notice shall include copies of the Company Order and Officer’s Certificate.

SECTION 8.06  [Reserved].

SECTION 8.07  [Reserved].

SECTION 8.08  [Reserved].

SECTION 8.09  Excepted Property.

Nothing herein shall prevent the Company from disposing of Excepted Property.

SECTION 8.10  Miscellaneous.

(a)                                 [Reserved].

(b)                                 No release of property from the Lien of this Indenture effected in accordance with the provisions, and in compliance with the conditions, set forth in this Article and in Sections 1.05 and 1.06 shall be deemed to impair the security of this Indenture in contravention of any provision hereof.

(c)                                  If the Mortgaged Property shall be in the possession of a receiver or trustee, lawfully appointed, the powers hereinbefore conferred upon the Company with respect to the release of any part of the Mortgaged Property or any interest therein or the withdrawal of cash may be exercised, with the approval of the Trustee, by such receiver or trustee, notwithstanding that an Event of Default may have occurred and be continuing, and any request, certificate, appointment or approval made or signed by such receiver or trustee for such purposes shall be as effective as if made by the Company or any of its officers or appointees in the manner herein provided; and if the Trustee shall be in possession of the Mortgaged Property under any provision of this Indenture, then such powers may be exercised by the Trustee in its discretion notwithstanding that an Event of Default may have occurred and be continuing.

(d)                                 If the Company shall retain any interest in any property released from the Lien of this Indenture as provided in Section 8.03 or 8.05, this Indenture shall not become or be, or be required to become or be, a Lien upon such property or such interest therein or any improvements, extensions or additions to such property or renewals, replacements or substitutions of or for such property or any part or parts thereof unless the Company shall execute and deliver to the Trustee an indenture supplemental hereto, in recordable form, containing a grant, conveyance, transfer and mortgage thereof.  As used in this subsection, the terms “improvements”, “extensions” and “additions” shall be limited as set forth in Section 13.01.

(e)                                  Notwithstanding the occurrence and continuance of an Event of Default, the Trustee, in its discretion, may release from the Lien hereof any part of the Mortgaged Property or permit the withdrawal of cash, upon compliance with the other conditions specified in this Article in respect thereof.

(f)                                   No purchaser or grantee of property purporting to have been released hereunder shall be bound to ascertain the authority of the Trustee to execute the release, or to inquire as to any facts required by the provisions hereof for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Article to be sold, granted, exchanged, dedicated or otherwise disposed of, be under obligation to ascertain or inquire into the authority of the Company to make any such sale, grant, exchange, dedication or other disposition.

ARTICLE IX

SATISFACTION AND DISCHARGE

SECTION 9.01  Satisfaction and Discharge of Securities.

Any Security or Securities, or any portion of the principal amount thereof, shall be deemed to have been paid for all purposes of this Indenture, and the entire indebtedness of the Company in respect thereof shall be satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust:

(a)                                 money in an amount which shall be sufficient, or

(b)                                 in the case of a deposit made prior to the Maturity of such Securities or portions thereof, Eligible Obligations, which shall not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, shall be sufficient, or

(c)                                  a combination of (a) or (b) which shall be sufficient,

to pay when due the principal of and premium, if any, interest, if any and any other amounts, if any, due and to become due on such Securities or portions thereof; provided, however, that the Company shall have delivered to the Trustee and such Paying Agent:

(w)                               if Eligible Obligations shall have been deposited, an independent verification report by a nationally recognized firm of certified public accountants, investment bank or valuation firm confirming that funds deposited including interest are sufficient to pay the amounts due;

(x)                                 if such deposit shall have been made prior to the Maturity of such Securities, a Company Order stating that the money and Eligible Obligations deposited in accordance with this Section shall be held in trust, as provided in Section 9.03;

(y)                                 if Eligible Obligations shall have been deposited, an Opinion of Counsel to the effect that such obligations constitute Eligible Obligations and do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof to the effect that the other requirements set forth in clause (b) above have been satisfied; and

(z)                                  if such deposit shall have been made prior to the Maturity of such Securities, an Officer’s Certificate stating the Company’s intention that, upon delivery of such Officer’s Certificate, its indebtedness in respect of such Securities or portions thereof will have been satisfied and discharged as contemplated in this Section.

Upon the deposit of money or Eligible Obligations, or both, in accordance with this Section, together with the documents required by clauses (w), (x), (y) and (z) above, the Trustee shall acknowledge in writing that such Securities or portions thereof are deemed to have been paid for all purposes of this Indenture and that the entire indebtedness of the Company in respect thereof has been satisfied and discharged as contemplated in this Section.  In the event that all of the conditions set forth in the preceding paragraph shall have been satisfied in respect of any Securities or portions thereof except that, for any reason, the Officer’s Certificate specified in clause (z) (if otherwise required) shall not have been delivered, such Securities or portions thereof shall nevertheless be deemed to have been paid for all purposes of this Indenture, and the Holders of such Securities or portions thereof shall nevertheless be no longer entitled to the benefit of the Lien of this Indenture or of any of the covenants of the Company under Article VI (except the covenants contained in Sections 6.01(a), 6.02 and 6.03) or any other covenants made in respect of such Securities or portions thereof as contemplated by Section 3.01, but the indebtedness of the Company in respect of such Securities or portions thereof shall not be deemed to have been satisfied and discharged prior to Maturity for any other purpose; and the Trustee shall acknowledge in writing that such Securities or portions thereof are deemed to have been paid for all purposes of this Indenture.

If payment at Stated Maturity of less than all of the Securities of any series, or any Tranche thereof, is to be provided for in the manner and with the effect provided in this Section, the Security Registrar shall select such Securities, or portions of principal amount thereof, in the manner specified by Section 5.03 for selection for redemption of less than all the Securities of a series or Tranche.

In the event that Securities which shall be deemed to have been paid for purposes of this Indenture, and, if such is the case, in respect of which the Company’s indebtedness shall have been satisfied and discharged, all as provided in this Section, do not mature and are not to be redeemed within the sixty (60) day period commencing with the date of the deposit of moneys or Eligible Obligations, as aforesaid, the Company shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Securities, to the Holders of such Securities to the effect that such deposit has been made and the effect thereof.

Notwithstanding that any Securities shall be deemed to have been paid for purposes of this Indenture, as aforesaid, the obligations of the Company and the Trustee in respect of such Securities under Sections 3.04, 3.05, 3.06, 5.04, 6.01(a), 6.02, 6.03, 11.07 and 11.15 and this Article shall survive.

The Company shall pay, and shall indemnify the Trustee or any Paying Agent with which Eligible Obligations shall have been deposited as provided in this Section against, any tax, fee or other charge imposed on or assessed against such Eligible Obligations or the principal or interest received in respect of such Eligible Obligations, including, but not limited to, any such tax payable by any entity deemed, for tax purposes, to have been created as a result of such deposit. All money, if any, earned on funds held by the Trustee or Paying Agent shall be remitted to the Company.

Anything herein to the contrary notwithstanding, (a) if, at any time after a Security would be deemed to have been paid for purposes of this Indenture, and, if such is the case, the Company’s indebtedness in respect thereof would be deemed to have been satisfied and discharged, pursuant to this Section (without regard to the provisions of this paragraph), the Trustee or any Paying Agent, as the case may be, shall be required to return the money or Eligible Obligations, or combination thereof, deposited with it as aforesaid to the Company or its representative under any applicable Federal or State bankruptcy, insolvency or other similar law, such Security shall thereupon be deemed retroactively not to have been paid and any satisfaction and discharge of the Company’s indebtedness in respect thereof shall retroactively be deemed not to have been effected, and such Security shall be deemed to remain Outstanding and (b) any satisfaction and discharge of the Company’s indebtedness in respect of any Security shall be subject to the provisions of the last paragraph of Section 6.03.

SECTION 9.02  Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect (except as hereinafter expressly provided), and the Trustee, at the expense of the Company, shall execute such instruments as the Company shall reasonably request to evidence and acknowledge the satisfaction and discharge of this Indenture, when:

(a)                                 no Securities remain Outstanding hereunder; and

(b)                                 the Company has paid or caused to be paid, or deposited with the Trustee, all other sums payable hereunder by the Company;

provided, however, that if, in accordance with the last paragraph of Section 9.01, any Security, previously deemed to have been paid for purposes of this Indenture, shall be deemed retroactively not to have been so paid, this Indenture shall thereupon be deemed retroactively not to have been satisfied and discharged, as aforesaid, and to remain in full force and effect, and the Company shall execute and deliver such instruments as the Trustee shall reasonably request to evidence and acknowledge the same.

Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the obligations of the Company and the Trustee under Sections 3.04, 3.05, 3.06, 5.04, 6.01(a), 6.02, 6.03, 11.07 and 11.15 and this Article shall survive.

Upon satisfaction and discharge of this Indenture as provided in this Section, the Trustee shall release, quit claim and otherwise turn over to the Company the Mortgaged Property (other than money and Eligible Obligations held by the Trustee pursuant to Section 9.03) and shall forthwith execute and deliver to the Company such deeds and other instruments as, in the judgment of the Company, shall be necessary, desirable or appropriate to effect or evidence such release and quitclaim and the satisfaction and discharge of this Indenture.

SECTION 9.03  Application of Trust Money.

Neither the Eligible Obligations nor the money deposited pursuant to Section 9.01, nor the principal or interest payments on any such Eligible Obligations, shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, interest, if any, and any other amounts due, if any, on the Securities or portions of principal amount thereof in respect of which such deposit was made, all subject, however, to the provisions of Section 6.03; provided, however, that any moneys or Eligible Obligations held in accordance with this Section (including any cash received from such principal or interest payments on such Eligible Obligations) on the Maturity of all such Securities in excess of the amount required to pay the principal of and premium, if any, and interest, if any, and any such other amounts then due on such Securities shall be paid over to the Company free and clear of the Lien of this Indenture upon written request, except the Lien provided by Section 11.07; and provided, further, that if an Event of Default shall have occurred and be continuing, moneys to be paid over to the Company pursuant to this Section shall be held as part of the Mortgaged Property until such Event of Default shall have been waived or cured.

SECTION 9.04  Company’s Right with Respect to Defeasance.

(a)  The Company will have the right, at any time, to have subsection (b) or (c) below applied to any Securities or any series of Securities, as the case may be (other than Securities of a series designated pursuant to Section 3.01 as not being defeasible pursuant to such Section 9.04(b) or (c) hereof, as the case may be), upon compliance with the conditions set forth below in this Section 9.04. Any such request shall be evidenced by a Company Order or in another manner specified as contemplated by Section 3.01 for such Securities.

(b)  Upon the Company’s exercise of its right to have this subsection (b) applied to any Securities or any series of Securities, as the case may be, the Company shall be deemed to have been discharged from its obligations with respect to such Securities as provided in this Section on and after the date the conditions set forth in subsection (d) below are satisfied (hereinafter called “Defeasance”).  For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Securities to receive, solely from the trust fund described in subsection (d) below and as more fully set forth in such subsection (d), (i) payments in respect of the principal of and any premium and interest on the Outstanding Securities on the Stated Maturity of such principal or installment of principal of and any premium or interest and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities, (b) the Company’s obligations with respect to such Securities under Sections 3.04, 3.05, 3.06, 5.04, 6.01(a), 6.02, 6.03, 11.07 and 11.15, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (d) this Section 9.04. Subject to compliance with this Section 9.04, the Company may exercise its option to have this subsection (b) applied to any Securities notwithstanding the prior exercise of its option to have subsection (c) below applied to such Securities.

(c)  Upon the Company’s exercise of its right to have this Section applied to any Securities or any series of Securities, as the case may be, (a) Holders of such Securities or portions thereof shall nevertheless be no longer entitled to the benefit of the Lien of this Indenture or of any of the covenants of the Company under Article VI (except the covenants contained in Sections 6.02 and 6.03) or any other covenants made in respect of such Securities or portions thereof as contemplated by Section 3.01, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in subsection (d) below are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 10.01(c)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

(d)  The following shall be the conditions to the application of subsection (b) or (c) to any Securities or any series of Securities, as the case may be:

(i)                                                                              The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (1) cash in an amount, or (2) Eligible Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in an amount, or (3) a combination thereof, in each case sufficient (in the case of Eligible Obligations, as determined by the report required by 9.01(w)) to pay and discharge, and which shall be applied by the Trustee to pay and discharge, (i) the principal of and any premium and each installment of principal of and any premium and interest on the Outstanding Securities on the respective Stated Maturities or Redemption Date, and (ii) any mandatory sinking fund payments applicable to the Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and such Securities.

(ii)                                                                           In the event of an election to have subsection (b) apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel, subject to customary assumptions and exceptions, stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the date of this instrument, there has been a change in the applicable federal income tax law, in either case (1) or (2) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(iii)                                                                        In the event of an election to have subsection (c) apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel, subject to customary assumptions and exceptions, to the effect that the Holders of such Securities will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(iv)                                                                       Such provision would not cause any Outstanding Securities, if then listed on any securities exchange, to be delisted as a result of such deposit.

(v)                                                                          No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 10.01(d) and (e), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(f)                                                                            Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

(g)                                                                           Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

(h)                                                                          Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

(i)                                                                              The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

(e)  Subject to the provisions of Section 6.03, all cash and Eligible Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this subsection (e) and subsection (f) below, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to subsection (d) in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law. All money deposited with the Trustee pursuant to this Section may be invested by the Trustee in Eligible Obligations if the Company so instructs pursuant to a Company Order.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to subsection (d) or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities. All money, if any, earned on funds held by the Trustee or Paying Agent shall be remitted to the Company upon written request.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Eligible Obligations held by it as provided in Subsection (d) with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

(f)  If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company has been discharged or released pursuant to subsection (b) or (c) shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to subsection (e) with respect to such Securities in accordance with this Section 9.04; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

ARTICLE X

Events of Default; Remedies

SECTION 10.01  Events of Default.

“Event of Default”, wherever used herein with respect to the Securities, means any of the following events which shall have occurred and be continuing:

(a)                                 failure to pay interest, if any, on any Security within thirty (30) days after the same becomes due and payable; or

(b)                                 failure to pay the principal of or premium, if any, on any Security; or

(c)                                  failure to perform or breach of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty the default in the performance of which or breach of which is elsewhere in this Section specifically dealt with) for a period of sixty (60) days (or ninety (90) days in the case of the covenant described under Section 12.04) after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least twenty-five percentum (25%) in principal amount of Securities then Outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, unless the Trustee, or the Trustee and the Holders of a principal amount of Securities not less than the principal amount of Securities the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the Holders of such principal amount of Securities, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued; or

(d)                                 the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of ninety (90) consecutive days; or

(e)                                  the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Sole Member.

SECTION 10.02  Acceleration of Maturity; Rescission and Annulment.

(a)                                 If an Event of Default under Section 10.01(d) or Section 10.01(e) of the Indenture has occurred, all the Securities then outstanding shall automatically become immediately due and payable.

(b)                                 If an Event of Default under any other Section hereof shall have occurred and be continuing, then in every such case the Trustee or the Holders of not less than twenty-five percentum (25%) in principal amount of the Securities then Outstanding may declare the principal amount (or, if any of the Securities are Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof as contemplated by Section 3.01) of all Securities then Outstanding to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon such declaration such principal amount (or specified amount), together with premium, if any, and accrued and unpaid interest, if any, thereon, shall become immediately due and payable.

(c)                                  At any time after such an acceleration of maturity (under Section 10.02(a)) or a declaration of acceleration of the maturity (under Section 10.02(b)) of the Securities then Outstanding shall have been made, but before any sale of any of the Mortgaged Property has been made and before a judgment or decree for payment of the money due shall have been obtained by the Trustee as provided in this Article, the Event or Events of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been cured, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if

(i)                                     the Company shall have paid or deposited with the Trustee a sum sufficient to pay:

(1)         all overdue interest, if any, on all Securities then Outstanding (including interest on overdue interest, if any);

(2)         the principal of and premium, if any, on any Securities then Outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities; and

(3)         all amounts due to the Trustee under Section 11.07; and

(ii)                                  any other Event or Events of Default, other than the non-payment of the principal of Securities which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 10.17.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

SECTION 10.03  Entry upon Mortgaged Property.

If an Event of Default shall have occurred and be continuing, the Company, upon demand of the Trustee and if and to the extent permitted by law, shall forthwith surrender to the Trustee the actual possession of, and the Trustee, by such officers or agents as it may appoint, may enter upon and take possession of, the Mortgaged Property; and the Trustee may hold, operate and manage the Mortgaged Property and make all needful repairs and such renewals, replacements, betterments and improvements as to the Trustee shall seem prudent; and the Trustee may receive the rents, issues, profits, revenues and other income of the Mortgaged Property, to the extent, if any, that the same shall not then constitute Excepted Property; and, after deducting the costs and expenses of entering, taking possession, holding, operating and managing the Mortgaged Property, as well as payments for insurance and taxes and other proper charges upon the Mortgaged Property prior to the Lien of this Indenture and reasonable compensation to itself, its agents and counsel, the Trustee may apply the same as provided in Section 10.07.  Whenever all that is then due in respect of the principal of and premium, if any, and interest, if any, on the Securities and under any of the terms of this Indenture shall have been paid and all defaults hereunder shall have been cured or shall have been waived as provided in Section 10.17, the Trustee shall surrender possession of the Mortgaged Property to the Company.

SECTION 10.04  Power of Sale; Suits for Enforcement.

If an Event of Default shall have occurred and be continuing, the Trustee, by such officers or agents as it shall appoint, with or without entry, in its discretion may, subject to the provisions of Section 10.16 and if and to the extent permitted by applicable law:

(a)                                 sell, subject to any mandatory requirements of applicable law, the Mortgaged Property as an entirety, or in such parcels as the Holders of a majority in principal amount of the Securities then Outstanding shall in writing request, or in the absence of such request, as the Trustee may determine, to the highest bidder in public or private sale (which sale may be adjourned by the Trustee from time to time in its discretion by announcement at the time and place fixed for such sale, without further notice) reasonably designed to obtain the best possible price and upon such terms as the Trustee may reasonably fix; or

(b)                                 proceed to protect and enforce its rights and the rights of the Holders of Securities under this Indenture by sale pursuant to judicial proceedings or by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the foreclosure of this Indenture or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Holders of Securities.

Notwithstanding anything contained herein to the contrary, upon the occurrence and continuance of an Event of Default, before taking any foreclosure action or any action which may subject the Trustee to liability under any environmental law, statute, regulation or similar requirement, the Trustee may require that the Holders obtain for the benefit of the Trustee a satisfactory indemnity bond, indemnity or environmental impairment insurance for the payment or reimbursement of all expenses to which it may be put and to protect it against all liability resulting from any claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability) and expenses which may result from such foreclosure or other action.

SECTION 10.05  Incidents of Sale.

Upon any sale of any of the Mortgaged Property, whether made under the power of sale hereby given or pursuant to judicial proceedings, to the extent permitted by applicable law:

(a)                                 the principal amount (or, if any of the Securities are Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof as contemplated by Section 3.01) of all Outstanding Securities, if not previously due, shall at once become and be immediately due and payable, together with premium, if any, and accrued and unpaid interest, if any, thereon;

(b)                                 any Holder or Holders of Securities or the Trustee may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Outstanding Securities or claims for interest thereon in lieu of cash to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Securities, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show partial payment;

(c)                                  the Trustee may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

(d)                                 the Trustee is hereby irrevocably appointed the true and lawful attorney of the Company, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer of the property so sold; and for that purpose it may execute all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more persons, firms or corporations with like power, the Company hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof; but, if so requested by the Trustee or by any purchaser, the Company shall ratify and confirm any such sale or transfer by executing and delivering to the Trustee or to such purchaser or purchasers all proper deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request;

(e)                                  all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of the Company of, in and to the property so sold shall be divested and such sale shall be a perpetual bar both at law and in equity against the Company, its successors and assigns, and against any and all persons claiming or who may claim the property sold or any part thereof from, through or under the Company; and

(f)                                   the receipt of the Trustee or of the officer making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money and such purchaser or purchasers and his or their assigns or personal representatives shall not, after paying such purchase money and receiving such receipt, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or non-application thereof.

SECTION 10.06  Collection of Indebtedness and Suits for Enforcement by Trustee.

If an Event of Default described in clause (a) or (b) of Section 10.01 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Securities with respect to which such Event of Default shall have occurred, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, if any, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 11.07.

If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

The Trustee shall, to the extent permitted by law, be entitled to sue and recover judgment as aforesaid either before, during or after the pendency of any proceedings for the enforcement of the Lien of this Indenture, and in case of a sale of the Mortgaged Property or any part thereof and the application of the proceeds of sale as aforesaid, the Trustee, in its own name and as trustee of an express trust, shall be entitled to enforce payment of, and to receive, all amounts then remaining due and unpaid upon the Securities then Outstanding for principal, premium, if any, and interest, if any, for the benefit of the Holders thereof, and shall be entitled to recover judgment for any portion of the same remaining unpaid, with interest as aforesaid.  No recovery of any such judgment by the Trustee and no levy of any execution upon any such judgment upon any of the Mortgaged Property or any other property of the Company shall affect or impair the Lien of this Indenture upon the Mortgaged Property or any part thereof or any rights, powers or remedies of the Trustee hereunder, or any rights, powers or remedies of the Holders of the Securities.

SECTION 10.07  Application of Money Collected.

Any money or other property collected by the Trustee pursuant to this Article, and any other money or property distributable in respect of the Company’s obligations under this Indenture after an Event of Default, including any rents, issues, profits, revenues and other income collected pursuant to Section 10.03 (after the deductions therein provided) and any proceeds of any sale (after deducting the costs and expenses of such sale, including a reasonable compensation to the Trustee, its agents and counsel, and any taxes, assessments or Liens prior to the Lien of this Indenture, except any thereof subject to which such sale shall have been made), whether made under any power of sale herein granted or pursuant to judicial proceedings, together with, in the case of an entry or sale or as otherwise provided herein, any other sums then held by the Trustee as part of the Mortgaged Property, and any other money or property distributable in respect of the Company’s obligation under this Indenture after an Event of Default shall be applied in the following order, to the extent permitted by law, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal or premium, if any, or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First:  To the payment of all amounts due the Trustee (including any predecessor Trustee) under Section 11.07;

Second:  To the payment of the whole amount then due and unpaid upon the Outstanding Securities for principal and premium, if any, and interest, if any, in respect of which or for the benefit of which such money has been collected; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon such Securities, then to the payment of such principal and interest, if any, thereon without any preference or priority, ratably according to the aggregate amount so due and unpaid, with any balance then remaining to the payment of premium, if any, and, if so specified as contemplated by Section 3.01 with respect to the Securities of any series, or any Tranche thereof, interest, if any, on overdue premium, if any, and overdue interest, if any, ratably as aforesaid, all to the extent permitted by applicable law; provided, however, that any money collected by the Trustee pursuant to Section 10.03 shall first be applied to the payment of unpaid interest accrued on the principal of Outstanding Securities; and

Third:  To the payment of the remainder, if any, to the Company or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

The Trustee may fix a record date for any payment pursuant to this Section.

SECTION 10.08  Receiver.

If an Event of Default shall have occurred and, during the continuance thereof, the Trustee shall have commenced judicial proceedings to enforce any right under this Indenture, the Trustee shall, to the extent permitted by law, be entitled, as against the Company, without notice or demand and without regard to the adequacy of the security for the Securities or the solvency of the Company, to the appointment of a receiver of the Mortgaged Property.

SECTION 10.09  Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)                                 to file and prove a claim for the whole amount of principal, premium, if any, and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due to the Trustee under Section 11.07) and of the Holders allowed in such judicial proceeding, and

(b)                                 to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amounts due it under Section 11.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 10.10  Trustee May Enforce Claims without Possession of Securities.

All rights of action and claims under this Indenture or on the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 10.11  Limitation on Suits.

No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)                                 such Holder shall have previously given written notice to the Trustee of a continuing Event of Default;

(b)                                 the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)                                  such Holder or Holders shall have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)                                 the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding; and

(e)                                  no direction inconsistent with such written request shall have been given to the Trustee during such sixty (60) day period by the Holders of a majority in aggregate principal amount of the Securities then Outstanding;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the Lien of this Indenture or the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such actions or forbearances are unduly prejudicial to such Holders).

SECTION 10.12  Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Section 3.07) interest, if any, on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 10.13  Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holder shall continue as though no such proceeding had been instituted.

SECTION 10.14  Rights and Remedies Cumulative.

Except as otherwise provided in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Anything in this Article to the contrary notwithstanding, the availability of the remedies set forth herein (on an individual or cumulative basis) and the procedures set forth herein relating to the exercise thereof shall be subject to (a) the law (including, for purposes of this paragraph, general principles of equity) of any jurisdiction wherein the Mortgaged Property or any part thereof is located to the extent that such law is mandatorily applicable and (b) the rights of the holder of any Lien prior to the Lien of this Indenture, and, if and to the extent that any provision of this Article conflicts with any provision of such applicable law and/or with the rights of the holder of any such prior Lien, such provision of law and/or the rights of such holder shall control.

SECTION 10.15  Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 10.16  Control by Holders of Securities.

The Holders of a majority in principal amount of the Securities then Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that

(a)                                 such direction shall not be in conflict with any rule of law or with this Indenture, or could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee’s sole discretion, be adequate, and

(b)                                 the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 10.17  Waiver of Past Defaults.

Before any sale of any of the Mortgaged Property and before a judgment or decree for payment of the money due shall have been obtained by the Trustee as in this Article provided, the Holders of not less than a majority in principal amount of the Securities then Outstanding may on behalf of the Holders of all the Securities then Outstanding waive any past default hereunder and its consequences, except a default:

(a)                                 in the payment of the principal of or premium, if any, or interest, if any, on any Security Outstanding, or

(b)                                 in respect of a covenant or provision hereof which under Section 14.02 cannot be modified or amended without the consent of the Holder of each Outstanding Security of any series or Tranche affected.

Upon any such waiver, such default shall cease to exist, and any and all Events of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 10.18  Undertaking for Costs.

The Company and the Trustee agree, and each Holder of Securities by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percentum (10%) in aggregate principal amount of the Securities then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, or interest, if any, on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

SECTION 10.19  Waiver of Appraisement and Other Laws.

To the full extent that it may lawfully so agree, the Company shall not at any time set up, claim or otherwise seek to take the benefit or advantage of any appraisement, valuation, stay, extension or redemption law, now or hereafter in effect, in order to prevent or hinder the enforcement of this Indenture or the absolute sale of the Mortgaged Property, or any part thereof, or the possession thereof, or any part thereof, by any purchaser at any sale under this Article; and the Company, for itself and all who may claim under it, so far as it or they now or hereafter may lawfully do so, hereby waives the benefit of all such laws.  The Company, for itself and all who may claim under it, waives, to the extent that it may lawfully do so, all right to have the Mortgaged Property marshalled upon any foreclosure of the Lien hereof, and agrees that any court having jurisdiction to foreclose the Lien of this Indenture may order the sale of the Mortgaged Property as an entirety.

ARTICLE XI

The Trustee

SECTION 11.01  Certain Duties and Responsibilities.

The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act.  Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty to do such things and in no event shall the Trustee be liable for the consequences of any act or omission except to the extent of the Trustee’s bad faith, negligence, negligent failure to act or willful misconduct.

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 11.02  Notice of Defaults.

The Trustee shall give the Holders notice of any default hereunder in the manner and to the extent required to do so by the Trust Indenture Act (whether or not the Trust Indenture Act is applicable to this Indenture), unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security or in the payment of any sinking fund installment, if any, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interests of the Holders; and provided, further, that in the case of any default of the character specified in Section 10.01(c), no such notice to Holders shall be given until at least thirty (30) days after the occurrence thereof.  For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time, or both, would become, an Event of Default.

SECTION 11.03  Certain Rights of Trustee.

Subject to the provisions of Section 11.01:

(a)                                 The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, or as otherwise expressly provided herein, and any resolution of the Sole Member may be sufficiently evidenced by a Board Resolution;

(c)                                  Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence is specifically prescribed herein) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(d)                                 The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)                                  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holder pursuant to this Indenture, unless such Holder shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)                                   The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall (subject to applicable legal requirements) be entitled upon reasonable request to examine, during normal business hours, the books, records and premises of the Company, personally or by agent or attorney;

(g)                                  The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)                                 The Trustee shall not be charged with knowledge of any default (as defined in Section 11.02) or Event of Default with respect to the Securities of any series, as the case may be, unless either (i) written notice of such default or Event of Default, as the case may be, shall have been given to a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company, any other obligor on the Securities or from any Holder of such Securities in accordance with Section 1.08 hereof and such notice references this Indenture or the Securities or (ii) a Responsible Officer of the Trustee shall have actual knowledge of such default or Event of Default, as the case may be;

(i)                                     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(j)                                    The permissive right of the Trustee to take or refrain from taking any action under this Indenture shall not be construed as a duty;

(k)                                 in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(l) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and

(m) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture (i.e., an incumbency certificate).

SECTION 11.04  Not Responsible for Recitals or Issuance of Securities or Application of Proceeds.

The recitals and other representations and warranties of the Company contained herein and in the Securities (except the Trustee’s certificate of authentication on the Securities)

shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness.  The Trustee makes no representations as to the value or condition of the Mortgaged Property or any part thereof, or as to the title of the Company thereto or as to the security afforded thereby or hereby, or as to the validity or genuineness of any securities at any time pledged and deposited with the Trustee hereunder, or as to the validity or sufficiency of this Indenture or of the Securities or as to the validity, attachment, perfection, priority or enforceability of the Liens in any of the Mortgaged Property created or intended to be created by this Indenture.  The Trustee shall not be accountable for the use or application by the Company of the Securities or the proceeds thereof or of any money paid to the Company or upon Company Order under any provision hereof.  The Trustee shall have no responsibility to make or to see to the making of any recording, filing or registration of any instrument or notice (including any financing or continuation statement or any tax or securities form) (or any rerecording, refiling or reregistration of any thereof); at any time in any public office or elsewhere for the purpose of perfecting, maintaining the perfection of or otherwise making effective the Lien of this Indenture or for any other purpose and shall have no responsibility for seeing to the insurance on the Mortgaged Property or for paying any taxes, changes or assessments on or relating to the Mortgaged Property or for otherwise maintaining the Mortgaged Property, it being understood that none of the foregoing shall be construed as permitting the Trustee to engage in negligence or willful misconduct with respect to the Mortgaged Property.

SECTION 11.05  May Hold Securities.

Each of the Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 11.08 and 11.13, may otherwise deal with the Company with the same rights it would have if it were not such Trustee, Authenticating Agent, Paying Agent, Security Registrar or other agent.

SECTION 11.06  Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds, except to the extent required by law.  The Trustee shall be under no liability for interest on or investment of any money received by it hereunder except as expressly provided herein (including, without limitation, Section 1.19, Section 5.05, Section 9.01, Section 9.03 and Section 9.04) or otherwise agreed in writing with, and for the sole benefit of, the Company.

SECTION 11.07  Compensation and Reimbursement.

The Company shall:

(a)                                 pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)                                 except as otherwise expressly provided herein, reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the

Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent that any such expense, disbursement or advance may be attributable to its negligence, bad faith or willful misconduct; and

(c)                                  indemnify the Trustee and its directors, officers, employees and agents (each an “Indemnified Party”) for, and hold each Indemnified Party harmless from and against any loss, damage, claim, liability or expense (including reasonable attorney’s fees and expenses) incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or the exercise or performance of the Trustee’s duties hereunder, including the reasonable costs and expenses (including reasonable attorney’s fees and expenses) of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee’s powers or duties hereunder, or in enforcing the provisions of this Section.

The Trustee shall notify the Company promptly of any claim asserted against an Indemnified Party; provided, however, that failure to so notify the Company shall not relieve the Company of its obligations under this Section.  The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through negligence, bad faith or willful misconduct.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a Lien secured by this Indenture prior to the Securities upon the Mortgaged Property and upon all other property and funds held or collected by the Trustee as such, other than property and funds held in trust under Section 9.03 (except moneys payable to the Company as provided in Section 9.03).

In addition and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 10.01(d) or Section 10.01(e), the expenses (including the reasonable fees and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

“Trustee” for purposes of this Section shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and to each agent, custodian and other Person employed to act hereunder; provided, however, that the negligence, bad faith or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

The obligations of the Company under this Section 11.07 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless each Indemnified Party shall constitute additional indebtedness hereunder and, together with the Lien provided for in this Section 11.07, shall survive the satisfaction and discharge of this Indenture, the termination of this Indenture and the resignation or removal of the Trustee.

SECTION 11.08  Disqualification; Conflicting Interests.

If the Trustee has or shall acquire any conflicting interest, as defined in Section 310(b) of the Trust Indenture Act, with respect to the Securities of any series, the Trustee shall either eliminate such conflicting interest or resign, to the extent and in the manner provided by, and subject to, Section 310 of the Trust Indenture Act and this Indenture.

SECTION 11.09  Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to Section 310(a) of the Trust Indenture Act to act as such and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000 by the Trust Indenture Act. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section 11.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article XI.

SECTION 11.10  Resignation and Removal; Appointment of Successor.

(a)                                 No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 11.11.

(b)                                 The Trustee may resign at any time by giving written notice thereof to the Company.  If the instrument of acceptance by a successor Trustee required by Section 11.11 shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation (including a deemed resignation pursuant to Section 11.10(f)), the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)                                  The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Securities then Outstanding delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 11.11 shall not have been delivered to the Trustee within thirty (30) days after such removal, the removed Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d)                                 If at any time:

(i)             the Trustee shall fail to comply with Section 11.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or

(ii)          the Trustee shall cease to be eligible under Section 11.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii)       the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,

then, in any such case, (x) the Company by a Board Resolution may remove the Trustee or (y) subject to Section 10.18, any Holder who has been a bona fide Holder for at least six (6) months may, on behalf of itself and all others similarly situated (including those who have been Holders for less than six months), petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

(e)                                  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause (other than as contemplated in clause (y) in subsection (d) of this Section), the Company, by a Board Resolution, shall take prompt steps to appoint a successor Trustee or Trustees and shall comply with the applicable requirements of Section 11.11.  If, within one (1) year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Securities then Outstanding delivered to the Company and the predecessor Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 11.11, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company.  If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 11.11, any Holder who has been a bona fide Holder of a Security for at least six (6) months may, on behalf of itself and all others similarly situated (including those who have been Holders for less than six months), petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)                                   So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, if the Company shall have delivered to the Trustee (i) a Board Resolution appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 11.11, the Trustee shall be deemed to have resigned as contemplated in subsection (b) of this Section, the successor Trustee shall be deemed to have been appointed pursuant to subsection (e) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 11.11, all as of such date, and all other provisions of this Section and Section 11.11 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this subsection (f).

(g)                                  The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 11.11  Acceptance of Appointment by Successor.

(a)                                 In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the predecessor Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the predecessor Trustee; but, on the request of the Company or the successor Trustee, such predecessor Trustee shall, upon payment its reasonable charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the predecessor Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such predecessor Trustee hereunder, subject nevertheless to its Lien provided for in Section 11.07.

(b)                                 Upon request of any such successor Trustee, the Company shall execute any instruments which fully vest in and confirm to such successor Trustee all rights, powers and trusts referred to in subsection (a) of this Section.

(c)                                  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article. No Person who serves as Trustee shall have any responsibility or liability for the action or any inaction of a successor Trustee.

SECTION 11.12  Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 11.13  Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of Section 311 of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 11.14  Co-trustees and Separate Trustees.

At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Mortgaged Property may at the time be located, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least twenty-five per centum (25%) in principal amount of the Securities then Outstanding, the Company shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee and, if no Event of Default shall have occurred and be continuing, by the Company either to act as co-trustee, jointly with the Trustee, of all or any part of the Mortgaged Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section.  If the Company does not join in such appointment within fifteen (15) days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

Should any written instrument or instruments from the Company be required by any co-trustee or separate trustee so appointed to more fully confirm to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:

(A)                               the Securities shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee;

(B)                               the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee;

(C)                               the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, if an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company.  Upon the written request of the Trustee, the Company shall join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to effectuate such resignation or removal.  A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section;

(D)                               neither the Trustee nor any co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(E)                                any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

SECTION 11.15  Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to the Securities of one or more series, or any Tranche thereof, which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series or Tranche issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.  Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States, any State or Territory thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of not less than Fifty Million Dollars ($50,000,000) and subject to supervision or examination by Federal or State authority.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section. If the Authenticating Agent has or shall acquire any conflicting interest, as defined in Section 310(b) of the Trust Indenture Act, with respect to Securities of any series, the Authenticating Agent shall take action as is required pursuant to said Section 310(b).

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

The provisions of Sections 3.08, 11.04 and 11.05 shall be applicable to each Authenticating Agent.

If an appointment with respect to the Securities of one or more series, or any Tranche thereof, shall be made pursuant to this Section, the Securities of such series or Tranche may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By
Authorized Signatory

SECTION 11.16  U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

SECTION 11.17  Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE XII

Lists of Holders; Reports by Trustee and Company

SECTION 12.01  Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee with respect to the Securities of each series:

(a) semi-annually, not later than 15 days after each Regular Record Date, or, in the case of any series of Securities on which semi-annual interest is not payable, not more than

15 days after such semi-annual dates as may be specified by the Trustee, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date or semi-annual date, as the case may be, and

(b)                                 at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that if and so long as the Trustee is Security Registrar for any series of Securities, no such list shall be required to be furnished with respect to any such series;

provided, however, that if and so long as the Trustee is the Security Registrar for any series of Securities, no such list shall be required to be furnished with respect to any such series.

SECTION 12.02  Preservation of Information; Communications to Holders.

(a)                                 The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Securities contained in the most recent list furnished to the Trustee as provided in Section 12.01 hereof and the names and addresses of Holders of Securities received by the Trustee in its capacity as Security Registrar. The Trustee may dispose of any list furnished to it as provided in Section 12.01 hereof upon receipt of a new list so furnished.

(b)                                                                                 The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

(c)                                  Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 12.02(b) hereof, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 12.02(b) hereof.

SECTION 12.03  Reports by Trustee.

(a)                                 The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15 following the date of this Indenture, deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

(b)                                 A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee in writing when any Securities are listed on any stock exchange or any delisting thereof.

SECTION 12.04  Reports by Company.

The Company hereby covenants and agrees that it will provide the information, reports and certificates required by any indenture supplemental hereto, with terms specified in such supplemental indenture pursuant to Section 3.01, with respect to any series of Securities.

At the request of the Company and at the Company’s expense, the Trustee shall assist the Company in the mailing to Holders of any of the aforesaid information, reports and certificates.  If the Trustee delivers the foregoing information to the Holders on behalf of the Company, the Company shall not be required to deliver such information.  Should the Company deliver to the Trustee any such information, reports or certificates or any annual reports, information, documents and other reports pursuant to Section 314(a) of the Trust Indenture Act (if this Indenture shall become qualified under and subject to the Trust Indenture Act), delivery of such information, reports and certificates, or such annual reports, information, documents and other reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE XIII

Consolidation, Merger, Conveyance
or Other Transfer

SECTION 13.01  Company May Consolidate, etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person, or convey or otherwise transfer, or lease, subject to the Lien of this Indenture, all of the Mortgaged Property as or substantially as an entirety to any Person, unless:

(a)                                 such consolidation, merger, conveyance or other transfer or lease shall be on terms as shall fully preserve in all material respects the Lien (as constituted immediately prior to the time such transaction became effective) and security of this Indenture and the rights and powers of the Trustee and the Holders hereunder;

(b)                                 the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or other transfer, or which leases, the Mortgaged Property as or substantially as an entirety shall be a Person organized and existing under the laws of the United States, any State or Territory thereof or the District of Columbia (such Person being hereinafter sometimes called the “Successor Person”) and shall execute and deliver to the Trustee an indenture supplemental hereto, in form recordable and reasonably satisfactory to the Trustee, which:

(i)                                     in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last Stated Maturity of the Securities then Outstanding, contains an assumption by the Successor Person of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Securities then Outstanding and the performance and observance of every covenant and condition of this Indenture to be performed or observed by the Company, and

(ii)                                  in the case of a consolidation, merger, conveyance or other transfer, contains a grant, conveyance, transfer and mortgage by the Successor Person, of the same tenor as the Granting Clauses herein with respect to the Mortgaged Property (as constituted immediately prior to the time such transaction became effective),

(A)                               confirming the Lien of this Indenture on the Mortgaged Property (as constituted immediately prior to the time such transaction became effective) and subjecting to the Lien of this Indenture all property, real, personal and mixed, thereafter acquired by the Successor Person which shall constitute an improvement, extension or addition to the Mortgaged Property (as so constituted) or a renewal, replacement or substitution of or for any part thereof, and

(B)                               at the election of the Successor Person, subjecting to the Lien of this Indenture such property, real, personal or mixed, in addition to the property described in subclause (A) above, then owned or thereafter acquired by the Successor Person as the Successor Person shall, in its sole discretion, specify or describe therein, and the Lien confirmed or created by such grant, conveyance, transfer and mortgage shall have force, effect and standing similar to those which the Lien of this Indenture would have had if the Company had not been a party to such consolidation, merger, conveyance or other transfer and had itself, after the time such transaction became effective, purchased, constructed or otherwise acquired the property subject to such grant, conveyance, transfer and mortgage, and

(iii)                               in the case of a lease, such lease shall be made expressly subject to termination by the Company or by the Trustee at any time during the continuance of an Event of Default, and also by the purchaser of the property so leased at any sale thereof hereunder, whether such sale be made under the power of sale hereby conferred or pursuant to judicial proceedings; and

(c)                                  the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each of which shall state that such consolidation, merger, conveyance or other transfer or lease, and such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

As used in this Article and in Section 8.10(d), the terms “improvement”, “extension” and “addition” shall be limited to (a) with respect to real property subject to the Lien of this Indenture, any item of personal property which has been so affixed or attached to such real property as to be regarded a part of such real property under applicable law and (b) with respect to personal property subject to the Lien of this Indenture, any improvement, extension or addition to such personal property which (i) is made to maintain, renew, repair or improve the function of such personal property and (ii) is physically installed in or affixed to such personal property.

SECTION 13.02  Successor Person Substituted.

Upon any consolidation or merger or any conveyance or other transfer, subject to the Lien of this Indenture, of all of the Mortgaged Property as or substantially as an entirety in accordance with Section 13.01, the Successor Person shall succeed to, and be substituted for, and may exercise every power and right of, the Company under this Indenture with the same effect as if such Successor Person had been named as the “Company” herein.  Without limiting the generality of the foregoing:

(a)                                 the gross book value (as shown by the Company’s or Successor Person’s, as applicable, books of all its real and personal property all property) then subject to the Lien of this Indenture, shall be used in determining Net Tangible Assets; provided, however, that nothing in this Article XIII shall require the Successor Person to subject any of its property, other than the Mortgaged Property (as constituted immediately prior to the time such transaction became effective) to the Lien of this Indenture;

(b)                                 the Successor Person may execute and deliver to the Trustee, and thereupon the Trustee shall, subject to the provisions of Article IV, authenticate and deliver, Securities as provided in Article IV; and

(c)                                  the Successor Person may make dispositions and effect releases as provided in Article VIII.

All Securities so executed by the Successor Person, and authenticated and delivered by the Trustee, shall in all respects be entitled to the benefit of the Lien of this Indenture equally and ratably with all Securities executed, authenticated and delivered prior to the time such consolidation, merger, conveyance or other transfer became effective.

SECTION 13.03  Extent of Lien Hereof on Property of Successor Person.

Unless, in the case of a consolidation, merger, conveyance or other transfer contemplated by Section 13.01, the indenture supplemental hereto contemplated in clause (b)(ii) in Section 13.01, or any other indenture, contains a grant, conveyance, transfer and mortgage by the Successor Person as described in subclause (B) thereof, neither this Indenture nor such supplemental indenture shall become or be, or be required to become or be, a Lien upon any of the properties:

(a)                                 owned by the Successor Person or any other party to such transaction (other than the Company) immediately prior to the time of effectiveness of such transaction or

(b)                                 acquired by the Successor Person at or after the time of effectiveness of such transaction,

except, in either case, properties acquired from the Company in or as a result of such transaction and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part or parts thereof.

SECTION 13.04  Release of Company upon Conveyance or Other Transfer.

In the case of a conveyance or other transfer (other than a lease) of the Mortgaged Property to any Person or Persons as contemplated in Section 13.01, upon the satisfaction of all the conditions specified in Section 13.01, the Company (such term being used in this Section without giving effect to such transaction) shall be released and discharged from all obligations and covenants under this Indenture and on and under all Securities then Outstanding and the Trustee shall acknowledge in writing that the Company has been so released and discharged.

SECTION 13.05  Merger into Company; Extent of Lien Hereof.

(a)                                 Nothing in this Indenture shall be deemed to prevent or restrict any consolidation or merger after the consummation of which the Company would be the surviving or resulting Person or any conveyance or other transfer, or lease, subject to the Lien of this Indenture, of any part of the Mortgaged Property which does not constitute the entirety, or substantially the entirety, thereof.

(b)                                 In the case of a consolidation or merger described in subsection (a) of this Section, unless an indenture supplemental hereto shall otherwise provide, this Indenture shall not become or be, or be required to become or be, a Lien upon any of the properties acquired by the Company in or as a result of such transaction or any improvements, extensions or additions to such properties or any renewals, replacements or substitutions of or for any part or parts thereof.

ARTICLE XIV

Supplemental Indentures

SECTION 14.01  Supplemental Indentures without Consent of Holders.

Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

(a)                                 to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities, all as provided in Article XIII; or

(b)                                 to add one or more covenants of the Company or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding, Securities of one or more specified series, or one or more specified Tranches thereof; or to surrender any right or power herein conferred upon the Company; or

(c)                                  to correct or amplify the description of any property at any time subject to the Lien of this Indenture; or to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the Lien of this Indenture; or to subject to the Lien of this Indenture additional property (including property of Persons other than the Company) and to specify any additional Permitted Liens with respect to such additional property; or

(d)                                 to change or eliminate any provision of this Indenture or to add any new provision to this Indenture; provided, however, that if such change, elimination or addition shall adversely affect the interests of the Holders of Securities of any series or Tranche in any material respect, such change, elimination or addition shall become effective with respect to such series or Tranche only when no Security of such series or Tranche remains Outstanding; or

(e)                                  to establish the form or terms of Securities of any series or Tranche as contemplated by Sections 2.01 and 3.01; or

(f)                                   to provide for the authentication and delivery of bearer Securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

(g)                                  to evidence and provide for the acceptance of appointment hereunder by a successor Trustee or by a co-trustee or separate trustee; or

(h)                                 to provide for the procedures required to permit the Company to utilize, at its option, a non-certificated system of registration for all, or any series or Tranche of, the Securities; or

(i)                                     to change any place or places where (1) the principal of and premium, if any, and interest, if any, on all or any series of Securities, or any Tranche thereof, shall be payable, (2) all or any series of Securities, or any Tranche thereof, may be surrendered for registration of transfer, (3) all or any series of Securities, or any Tranche thereof, may be surrendered for exchange and (4) notices and demands to or upon the Company in respect of all or any series of Securities, or any Tranche thereof, and this Indenture may be served; or

(j)                                    to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; or to make any other additions to, deletions from or other changes to the provisions under this Indenture, provided that such additions, deletions and/or other changes shall not adversely affect the interests of the Holders of Securities of any series or Tranche in any material respect; or

(k)                                 to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar federal statute hereafter enacted; or

(l)                                     to increase the debt amount in Section 17.04 in connection with future issuances of Securities hereunder; or

(m)                             to conform the text of this Indenture of the Securities of any series issued in a public offering (including an offering pursuant to Rule 144A under the Securities Act of 1933) to any provision of the section entitled “Description of the Bonds” or any similar captioned section in the applicable offering document, as supplemented by any applicable supplement, relating to the offering of such series of Securities, as set forth in an Officer’s Certificate; or

(n)                                 to amend or supplement any provision contained herein or in any supplemental indenture, provided that no such amendment or supplement shall adversely affect the interests of the Holders of any Securities then Outstanding in any material respect.

SECTION 14.02  Supplemental Indentures with Consent of Holders.

Subject to the provisions of Section 14.01, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under this Indenture, considered as one class, by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture; provided, however, that if there shall be Securities of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that no such supplemental indenture shall, without the consent of each Holder of Outstanding Securities affected thereby:

(a)                                 change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable thereon, or reduce the amount of the principal of any Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 10.02, or change the coin or currency (or other property), in which any Security or premium, if any, or interest, if any, thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity of any Security; or

(b)                                 permit the creation of any Lien (not otherwise permitted hereby) ranking prior to the Lien of this Indenture with respect to all or substantially all of the Mortgaged Property, or (except by virtue of a supplemental indenture described in clause (j) in Section 14.01) terminate the Lien of this Indenture on all or substantially all of the Mortgaged Property or deprive the Holders of the benefit of the Lien of this Indenture; or

(c)                                  reduce the percentage in principal amount of the Outstanding Securities of any series, or any Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of this Indenture or of any default hereunder and its consequences, or reduce the requirements of Section 15.04 for quorum or voting; or

(d)                                 modify any of the provisions of this Section 14.02, Section 6.10 or Section 10.17 with respect to the Securities of any series or any Tranche thereof (except to increase the percentages in principal amount referred to in this Section or such other Sections or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holders of all Securities of such series or Tranche); provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Section 14.01(g).

A supplemental indenture which (x) changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of the Holders of, or which is to remain in effect only so long as there shall be Outstanding, Securities of one or more specified series, or one or more Tranches thereof, or (y) modifies the rights of the Holders of Securities of such series or Tranches with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or Tranche.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 14.03  Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 11.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel, each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, immunities or liabilities under this Indenture or otherwise.

SECTION 14.04  Effect of Supplemental Indentures.

Upon the execution and delivery of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.  Any supplemental indenture permitted by this Article may restate this Indenture in its entirety, and, upon the execution and delivery thereof, any such restatement shall supersede this Indenture as theretofore in effect for all purposes.

SECTION 14.05  Reference in Securities to Supplemental Indentures.

Securities of any series, or any Tranche thereof, authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series or Tranche.

SECTION 14.06  Modification Without Supplemental Indenture.

To the extent, if any, that the terms of any particular series of Securities shall have been established in or pursuant to a Board Resolution or an Officer’s Certificate pursuant to a supplemental indenture or a Board Resolution as contemplated by Section 3.01, and not in a supplemental indenture, additions to, changes in or the elimination of any of such terms may be effected by means of a supplemental Board Resolution or a supplemental Officer’s Certificate, as the case may be, delivered to, and accepted by, the Trustee; provided, however, that such supplemental Board Resolution or supplemental Officer’s Certificate shall not be accepted by the Trustee or otherwise be effective unless all conditions set forth in this Indenture which would be required to be satisfied if such additions, changes or elimination were contained in a supplemental indenture shall have been appropriately satisfied.  Upon the acceptance thereof by the Trustee, any such supplemental Board Resolution or supplemental Officer’s Certificate shall be deemed to be a “supplemental indenture” for purposes of Section 14.04 and 14.05 and a “supplemental indenture”, “indenture supplemental” to this Indenture or “instrument” supplemental to this Indenture for purposes of Section 6.08.

ARTICLE XV

Meetings of Holders; Action Without Meeting

SECTION 15.01  Purposes for Which Meetings May Be Called.

A meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series or Tranches.

SECTION 15.02  Call, Notice and Place of Meetings.

(a)                                 The Trustee may at any time call a meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, for any purpose specified in Section 15.01, to be held at such time and (except as provided in subsection (b) of this Section) at such place in the Borough of Manhattan, the City of New York, as the Trustee shall determine, or, with the approval of the Company, at any other place.  Notice of every such meeting, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.09, not less than twenty-one (21) nor more than one hundred eighty (180) days prior to the date fixed for the meeting.

(b)                                 The Trustee may be asked to call a meeting of the Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, by the Company or by the Holders of twenty-five percentum (25%) in aggregate principal amount of all of such series and Tranches, considered as one class, for any purpose specified in Section 15.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting.  If the Trustee shall have been asked by the Company to call such a meeting, the Company shall determine the time and place for such meeting and may call such meeting by giving notice thereof in the manner provided in subsection (a) of this Section, or shall direct the Trustee, in the name and at the expense of the Company, to give such notice.  If the Trustee shall have been asked to call such a meeting by Holders in accordance with this subsection (b), and the Trustee shall not have given the notice of such meeting within twenty-one (21) days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Holders of Securities of such series and Tranches, in the principal amount above specified, may determine the time and the place in the Borough of Manhattan, The City of New York, or in such other place as shall be determined or approved by the Company, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

(c)                                  Any meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, shall be valid without notice if the Holders of all Outstanding Securities of such series or Tranches are present in person or by proxy and if representatives of the Company and the Trustee are present, or if notice is waived in writing before or after the meeting by the Holders of all Outstanding Securities of such series, or any Tranche or Tranches thereof, or by such of them as are not present at the meeting in person or by proxy, and by the Company and the Trustee.

SECTION 15.03  Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, a Person shall be (a) a Holder of one or more Outstanding Securities of such series or Tranches or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series or Tranches by such Holder or Holders.  The only Persons who shall be entitled to attend any meeting of Holders of Securities of any series or Tranche shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 15.04  Quorum; Action.

The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of the series and Tranches with respect to which a meeting shall have been called as hereinbefore provided, considered as one class, shall constitute a quorum for a meeting of Holders of Securities of such series and Tranches; provided, however, that if any action is to be taken at such meeting which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, shall constitute a quorum.  In the absence of a quorum within one hour of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series and Tranches, be dissolved.  In any other case the meeting may be adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such meeting.  In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such adjourned meeting.  Except as provided by Section 15.05(e), notice of the reconvening of any meeting adjourned for more than thirty (30) days shall be given as provided in Section 1.09 not less than ten (10) days prior to the date on which the meeting is scheduled to be reconvened.  Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series and Tranches which shall constitute a quorum.

Except as limited by Section 14.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Securities of the series and Tranches with respect to which such meeting shall have been called, considered as one class; provided, however, that, except as so limited, any resolution with respect to any action which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of such series and Tranches, considered as one class.

Any resolution passed or decision taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities of the series and Tranches with respect to which such meeting shall have been held, whether or not present or represented at the meeting.

SECTION 15.05  Attendance at Meetings; Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a)                                 Attendance at meetings of Holders of Securities may be in person or by proxy; and, to the extent permitted by law, any such proxy shall remain in effect and be binding upon any future Holder of the Securities with respect to which it was given unless and until specifically revoked by the Holder or future Holder (except as provided in Section 1.07(g)) of such Securities before being voted.

(b)                                 Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of such Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.  Except as otherwise permitted or required by any such regulations and approved by the Company, the holding of Securities shall be proved in the manner specified in Section 1.07 and the appointment of any proxy shall be proved in the manner specified in Section 1.07.  Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.07 or other proof.

(c)                                  The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 15.02(b), in which case the Company or the Holders of Securities of the series and Tranches calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches represented at the meeting, considered as one class.

(d)                                 At any meeting each Holder or proxy shall be entitled to one vote for each One Thousand Dollars ($1,000) principal amount of Outstanding Securities held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding.  The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

(e)                                  Any meeting duly called pursuant to Section 15.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches represented at the meeting, considered as one class; and the meeting may be held as so adjourned without further notice.

SECTION 15.06  Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities, of the series and Tranches with respect to which the meeting shall have been called, held or represented by them.  The permanent chairman of the meeting shall appoint two (2) inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports of all votes cast at the meeting.  A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that such notice was given as provided in Section 15.02 and, if applicable, Section 15.04.  Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 15.07  Action Without Meeting.

In lieu of a vote of Holders at a meeting as hereinbefore contemplated in this Article, any request, demand, authorization, direction, notice, consent, waiver or other action may be made, given or taken by Holders by one or more written instruments as provided in Section 1.06.

ARTICLE XVI

Immunity of Members, Organizers, Incorporators, Stockholders, Officers
and Directors

SECTION 16.01  Liability.

No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof; or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under this Indenture, against any incorporator, organizer, member, manager, stockholder, officer, director or employee, as such, past, present or future, of the Company or of its direct or indirect owners, or of any predecessor or successor Person (either directly or through the Company or a predecessor or successor Person), whether by virtue of any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities are solely obligations of the Company and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, organizer, member, manager, stockholder, officer, director or employee, past, present or future, of the Company or of its direct or indirect owners or of any predecessor or successor Person, either directly or indirectly through the Company or its direct or indirect owners or any predecessor or successor Person, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or to be implied herefrom or therefrom; and such personal liability, if any, is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution and delivery of this Indenture, as originally executed and delivered, and the issuance of the Securities.

In no event shall the Sole Member or ITC Holdings Corp., any of their past, present or future stockholders, officers, directors, employees, incorporators or any successors thereto, be liable or obligated for any liabilities or obligations of the Company hereunder.

ARTICLE XVII

Kansas Provisions

SECTION 17.01  Effect of Kansas Provisions.

The provisions of this Article XVII apply solely with respect to Mortgaged Property located in the State of Kansas.  Notwithstanding anything contained to the contrary in this Indenture, if any conflict or inconsistency exists between this Article XVII and the remainder of this Indenture with respect to Mortgaged Property located in the State of Kansas, this Article XVII shall govern.

SECTION 17.02  Public Utility.

The Company is a public utility as defined in K.S.A. 66-104(a) and has been granted a certificate of public convenience by the Kansas Corporation Commission pursuant to K.S.A. 66-131.

SECTION 17.03  Transmitting Utility.

The Company is a transmitting utility as defined in K.S.A. 84-9-102(a)(80).

SECTION 17.04  Maximum Debt Secured.

Notwithstanding anything contained in this Indenture to the contrary, the maximum debt or obligation secured pursuant to this Indenture is $150,000,000; provided, however, pursuant to Section 3.01 and Article XIV, the maximum debt or obligation secured  may be increased in the future by one or more supplemental indentures then requiring the payment of additional mortgage registration tax.

SECTION 17.05  Security Agreement and Financing Statement.

This Indenture shall be effective as a security agreement and as the grant of a security interest, financing statement, and financing statement filed as a fixture filing with respect to all Mortgaged Property located in the State of Kansas as to which a security interest may be created and/or perfected pursuant to the Uniform Commercial Code of the State of Kansas.  This Indenture shall also be effective as a financing statement covering collateral, including fixtures, of a transmitting utility pursuant to K.S.A. 84-9-501(b).  The debtor shall be the Company and the secured party shall be the Trustee.  The collateral shall be all Mortgaged Property located in the State of Kansas covered by the financing statements identified above.

SECTION 17.06  Future Advances.

This Indenture is a future advance mortgage and security agreement, and secures all future advances and Securities delivered hereunder.

SECTION 17.07   Redemption Rights.

For purposes of K.S.A. §60-2414, this Indenture does not cover agricultural lands or single or two-family dwellings owned by or held in trust for natural persons, and the Company wholly waives any and all redemption period and redemption rights to redeem any real property sold under execution, special execution or order of sale.

ARTICLE XVIII

Oklahoma Provisions

SECTION 18.01  Effect of Oklahoma Provisions.

The provisions of this Article XVIII apply solely with respect to Mortgaged Property located in the State of Oklahoma.  Notwithstanding anything contained to the contrary in this Indenture, if any conflict or inconsistency exists between this Article XVIII and the remainder of this Indenture with respect to Mortgaged Property located in the State of Oklahoma, this Article XVIII shall govern.

SECTION 18.02  Additional Oklahoma Rights and Remedies.

The Trustee shall have the following rights and remedies, which shall be in addition to and not in limitation of any other rights and remedies set forth in this Indenture:

(a)                                 Power of Sale.  The Trustee may elect to use the non-judicial power of sale which is hereby granted and conferred.  Such power of sale shall be exercised in compliance with the Oklahoma Power of Sale Mortgage Foreclosure Act, 46 Okla. Stat. Section 40 et seq., as the same may be amended from time to time or other applicable statutory authority.

(b)                                 Waiver of Appraisement.  Notwithstanding anything to the contrary contained in this Indenture or any other agreements of the Company, if the Trustee elects to foreclose upon this Indenture by judicial proceedings, appraisement of the Property is waived or not waived at the option of the Trustee.  Such option can be exercised at or prior to the time judgment is rendered in any judicial foreclosure thereof.

SECTION 18.03  Oklahoma Mortgage Tax.

The Company shall pay the Oklahoma Real Estate Mortgage Tax to be paid upon the recording of this Indenture as prescribed and levied pursuant to 68 Okla. Stat. Section 1901 et seq.

SECTION 18.04  Security Agreement and Financing Statement.

This Indenture shall be effective as a security agreement and as the grant of a security interest, as a financing statement, and as a financing statement filed as a fixture filing, with respect to all Mortgaged Property located in the State of Oklahoma as to which a security interest may be created and/or perfected pursuant to the Uniform Commercial Code of the State of Oklahoma.  This Indenture shall also be effective as a financing statement covering collateral, including fixtures, of a transmitting utility.  The debtor shall be the Company and the secured party shall be the Trustee.  The collateral shall be all Mortgaged Property located in the State of Oklahoma covered by the financing statements identified above.

Drafted by:

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, New York  10005

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

ITC GREAT PLAINS, LLC,
a Michigan limited liability company

By:	ITC Grid Development, LLC,
a Michigan limited liability company
as Sole Member

By:	ITC Holdings Corp.,
a Michigan corporation
its sole member

By:	/s/ Daniel J. Oginsky
Name: Daniel J. Oginsky
Title: Executive Vice President and General Counsel

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory
Name: Stefan Victory
Title: Vice President

Signature Page to

First Mortgage and Deed of Trust

STATE OF MICHIGAN	)
) ss.
COUNTY OF OAKLAND	)

The foregoing instrument was acknowledged before me this 12th day of November 2014 by Daniel J. Oginsky, Executive Vice President and General Counsel of ITC Holdings Corp., a Michigan corporation, the sole member of ITC Grid Development LLC, a Michigan limited liability company, as the sole member of ITC Great Plains, LLC, a Michigan limited liability company, on behalf of such company.

/s/ Denise M. Juras
Notary Public
My Commission Expires October 29, 2020

(SEAL)

STATE OF GEORGIA	)
) ss.:
COUNTY OF FULTON	)

The foregoing instrument was acknowledged before me this 12th day of November 2014 by Stefan Victory, Vice President of Wells Fargo Bank, National Association, on behalf of the association.

/s/ Lee Weissman
Notary Public
My Commission Expires July 20, 2017
Commission No. W - 00178907

(SEAL)

Exhibit A

REAL PROPERTY

State of Kansas

State of Oklahoma

A-1

Schedule I

RECORDING INFORMATION

List of recording jurisdictions are:

Kansas

Barber

Clark

Cloud

Edwards

Ellis

Ford

Hodgeman

Kiowa

Osborne

Ottawa

Pawnee

Rush

Rooks

Smith

Oklahoma

Choctaw

McCurtain

I-1